                 _______________________________


                       AGREEMENT OF MERGER

                           BY AND AMONG

                     PATAPSCO BANCORP, INC.,
                        THE PATAPSCO BANK
                               AND
                        PN FINANCIAL, INC.
                     ________________________


                               AND

                     ________________________

                     NORTHFIELD BANCORP, INC.
                               AND
                  NORTHFIELD FEDERAL SAVINGS BANK



                     DATED AS OF MAY 16, 2000


                 _______________________________

                  AGREEMENT OF MERGER


     THIS AGREEMENT OF MERGER ("Agreement") is dated as of May 16, 2000, by and among PATAPSCO BANCORP, INC., a Maryland corporation ("Patapsco"), THE PATAPSCO BANK, a Maryland commercial bank and wholly owned subsidiary of Patapsco ("Bank"), and PN FINANCIAL, INC., a Maryland corporation and wholly owned subsidiary of Patapsco ("New Sub"); and NORTHFIELD BANCORP, INC., a Maryland corporation ("Company"), and NORTHFIELD FEDERAL SAVINGS BANK, a Federally chartered savings bank and wholly owned subsidiary of Company ("Savings").

     WHEREAS, Patapsco, a bank holding company, with its principal office in Dundalk, Maryland, owns all of the issued and outstanding capital stock of Bank, with its principal office in Dundalk, Maryland, and Bank owns all the issued and outstanding capital stock of New Sub;

     WHEREAS, Company, a non-diversified, unitary savings and loan holding company, with its principal office in Baltimore, Maryland, owns all of the issued and outstanding capital stock of Savings, with its principal office in Baltimore, Maryland;

     WHEREAS, Patapsco and Company desire to combine their respective holding companies and bank subsidiaries;

     WHEREAS, the parties have determined that it would be desirable and in their respective best interests, including the best interests of their respective shareholders, for (i) New Sub to merge with and into Company (the "Company Merger"), pursuant to which each of the issued and outstanding shares of common stock of Company ("Company Common Stock") shall be automatically by operation of law converted into the right to receive (a) $12.50 in cash (the "Cash Consideration") and (b) 0.2400 shares of Patapsco's Series A Noncumulative Convertible Perpetual Preferred Stock, $.01 par value per share, (the "Preferred Stock") (Articles Supplementary for the Preferred Stock are attached as Exhibit A) (such cash and the 0.2400 shares of Preferred Stock (the "Preferred Stock Consideration") are collectively referred to herein as the "Merger Consideration"), and the issued and outstanding shares of New Sub common stock shall be converted by operation of law into an equal number of newly issued shares of Company Common Stock all of which shall be owned by Bank, (ii) immediately following the Company Merger, the Company shall be liquidated into Patapsco (the "Liquidation") and (iii) immediately following the Liquidation, Savings shall be merged with and into the Bank (the "Bank Merger");

     WHEREAS, the Boards of Directors of Patapsco and the Company (at meetings duly called and held) have determined that this Agreement and the transactions contemplated hereby are in the best interests of Patapsco and the Company, respectively, and their respective stockholders and have approved this Agreement; and

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     WHEREAS, as a condition and inducement to Patapsco's, the
Bank's and New Sub's willingness to enter into this Agreement, Patapsco has entered into a separate Voting Agreement (attached as Exhibit B) with each of the directors and executive officers of the Company providing that each such person shall vote, or cause to be voted, all shares of Company Common Stock which such person beneficially owns for approval of the Company Merger as contemplated herein.

     NOW THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


                       ARTICLE I
        THE COMPANY MERGER AND RELATED MATTERS

    1.1  The Company Merger. At the Effective Time (as defined
         ------------------
in Section 1.2 hereof), New Sub shall be merged with and into Company pursuant to the provisions herein. The Company Merger shall be effected in accordance with any and all applicable provisions of the Maryland General Corporation Law (the "MGCL"). Company shall thereafter continue as the surviving corporation under the name of "Northfield Bancorp, Inc." Company after the Effective Time is sometimes referred to in this Agreement as the "Surviving Corporation." At and after the Effective Time:

              (1)  The separate existence of New Sub shall
                   cease.

              (2)  The Articles of Incorporation and the
         Bylaws of Company in effect immediately prior to the Company Merger shall continue as the Articles of Incorporation and Bylaws of the Surviving Corporation after the Company Merger.

              (3)  The directors and executive officers of
         the Company immediately prior to the Effective Time shall, as of the such Effective Time, submit their written resignation and the directors and executive officers of the Company immediately following the Company Merger, until their successors shall be duly elected and qualified, shall be such persons as are appointed by the Bank.

              (4)  From and after the Effective Time, the
          Company Merger shall have the effects as set forth in
          Section 3-114 of the MGCL.

    1.2  Effective Time of the Company Merger.  As soon as
         ------------------------------------
practicable after each of the conditions set forth in Article V hereof have been satisfied or waived, New Sub and Company will file, or cause to be filed, articles of merger with the Maryland Department of Assessments and Taxation (the "Department"), which articles of merger shall be in the form required by and executed in accordance with the applicable provisions of the MGCL and, to the extent applicable, the

                             2
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Financial Institutions Article of the Annotated Code of
Maryland. The Company Merger shall become effective at the time the articles of merger are accepted by the Department or at such time as is set forth in the articles of merger (the "Effective Time"), which shall be immediately following the Closing (as defined in Section 1.11) and on the same day as the Closing if practicable.

    1.3  Conversion of Shares.  The manner and basis of the
         --------------------
conversion of the respective outstanding shares of capital stock of Company and New Sub and the consideration which the respective record holders thereof shall be entitled to receive pursuant to the Company Merger shall be as follows:

         (a)  Company Common Stock.
              --------------------

              (i) At the Effective Time each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (except Objecting Shares (as defined in
    Section 1.4) and shares referred to in subparagraph (ii) of this Section 1.3(a)), shall automatically by virtue of the effectiveness of the Company Merger and without the necessity of any action on the part of the holder thereof, be canceled and converted into the right to receive the Merger Consideration. After the Effective Time, the holders of certificates representing shares of Company Common Stock shall cease to have any rights as stockholders of the Company, except the right to receive the Merger Consideration as provided herein and except with respect to rights applicable to Objecting Shares.

              (ii) Any shares of Company Common Stock which are owned or held by Company or any of its subsidiaries (except shares held in any 401(k) plan or employee stock ownership plan of the Company or any of its subsidiaries or other shares held in a fiduciary or similar capacity including any shares held in a grantor trust associated with any of Company's or Savings' Employee Plans or Benefit Arrangements (as such terms are defined in Section 2.13 hereof)) or by Patapsco or any of Patapsco's subsidiaries (other than in a fiduciary or similar capacity) at the Effective Time shall cease to exist, and the certificates for such shares shall as promptly as practicable be canceled and no Merger Consideration shall be issued or exchanged therefor.

              (iii) If the holders of Patapsco common stock shall have received or shall have become entitled to receive, without payment therefor, during the period commencing on the date hereof and ending with the Effective Time, additional shares of common stock or other securities for their stock by way of a stock split, stock dividend, reclassification, combination of shares or similar corporate rearrangement ("Stock Adjustment"), then the amount and/or characteristics of the Preferred Stock to be exchanged at the Effective Time for Patapsco common stock shall be proportionately adjusted to take into account such Stock Adjustment.

         (b)  New Sub Common Stock.  Each share of common stock
              --------------------
of New Sub issued and outstanding immediately prior to the Effective Time shall, automatically by virtue of the

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effectiveness of the Company Merger and without necessity of any action on the part of the holder thereof, be canceled and converted into an equal number of newly issued shares of common stock of the Surviving Corporation.

    1.4  Objecting Shares.  Any shares of Company Common Stock
         ----------------
held by a holder who files a written objection to the Company Merger and becomes entitled to obtain payment for the fair value of such shares of Company Common Stock pursuant to the applicable provisions of the MGCL shall be herein called "Objecting Shares." Subject to any contrary provisions of the MGCL, any Objecting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall not be entitled to receive the Merger Consideration, and the holder thereof ceases to have any rights of a stockholder with respect to the Objecting Shares except the right to receive payment of their fair value; provided however, that shares of Company Common Stock held by an objecting stockholder who subsequently withdraws a demand for payment, fails to comply fully with the requirements of the MGCL, or otherwise fails to establish the right of such stockholder to be paid the fair value of such stockholders' shares under the MGCL shall be deemed to be converted into the right to receive the Merger Consideration pursuant to the terms and conditions referred to above. All negotiations with respect to payment for Objecting Shares shall be handled by Patapsco. Patapsco shall be obligated to pay the holders of any Objecting Shares in accordance with the provisions of the MGCL.

    1.5  Right to Revise the Structure of the Transaction.  With
         ------------------------------------------------
the prior written consent of the Company, which consent shall not be unreasonably withheld, Patapsco, Bank and New Sub may revise the structure of the corporate reorganization contemplated by this Agreement in order to achieve tax benefits or for any other reason; provided, however, that the Company shall not have the obligation to consent to any revision to the structure of the reorganization which (i) changes the form or amount of the consideration payable hereunder, (ii) would unreasonably impede or delay consummation of the transactions contemplated herein or (iii) would result in treatment for Federal income tax purposes of receipt by a shareholder of Company of the Merger Consideration set forth herein as a taxable dividend. Patapsco, Bank and New Sub may propose any revision by giving written notice to Company and Savings in the manner provided in Section 8.4 of this Agreement, which notice shall be in the form of an amendment to this Agreement.

    1.6  Exchange of Shares for the Merger Consideration
         -----------------------------------------------

         (a) The parties hereto agree that the Bank will act as the exchange agent (the "Exchange Agent") for the exchange by Company stockholders of their shares of Company Common Stock for the Merger Consideration.

         (b) Patapsco has reserved, or will reserve prior to the Effective Time, for issuance a sufficient number of shares of its Preferred Stock for the purpose of issuing its shares to the Company's stockholders in accordance with this Article I. Patapsco also has reserved or will reserve prior to the Effective Time, for issuance a sufficient number of shares of its common

                             4
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stock for the purpose of issuing shares of its common stock to holders of Preferred Stock who elect to convert their shares of Preferred Stock into Patapsco common stock. Immediately prior to the Effective Time, Patapsco shall make available for exchange or conversion, by transferring to the Exchange Agent for the benefit of the holders of Company Common Stock: (i) such number of whole shares of Preferred Stock as shall be issuable in connection with the payment of the aggregate Preferred Stock Consideration, and (ii) such funds as may be payable in connection with the aggregate Cash Consideration and as may be payable in lieu of fractional shares of Preferred Stock as provided in Section 1.7(c) hereof. After the Effective Time, holders of certificates theretofore evidencing outstanding shares of Company Common Stock (other than Objecting Shares or as provided in Section 1.3(a)(ii)), upon surrender of such certificates to the Exchange Agent, shall be entitled to receive certificates representing the number of whole shares of Preferred Stock into which shares of Company Common Stock theretofore represented by the certificates so surrendered shall have been converted, as provided in Section 1.3 hereof, cash payable for the Cash Consideration, and cash payments in lieu of fractional shares as provided in Section 1.7(c) hereof. As soon as practicable after the Effective Time, but not more than five
(5) business days thereafter, the Exchange Agent will send a notice and transmittal form as prepared by Patapsco and reasonably satisfactory to the Company, to each Company shareholder of record at the Effective Time whose Company Common Stock shall have been converted into the Merger Consideration advising such shareholder of the effectiveness of the Company Merger and the procedure for surrendering to the Exchange Agent outstanding certificates formerly evidencing Company Common Stock in exchange for the Merger Consideration. Upon surrender, each certificate evidencing Company Common Stock shall be canceled. The Exchange Agent shall pay for each share of Company Common Stock to the Company shareholders who submit their stock certificates pursuant to these instructions (i) an amount equal to 100% of the Cash Consideration plus any cash in lieu of a fractional share of Preferred Stock and (ii) the Preferred Stock Consideration, within five (5) business days following receipt of the stock certificate(s). Cash consideration shall be paid by check. Preferred Stock Consideration shall be evidenced by a stock certificate duly and validly executed and issued in accordance with the requirements of the MGCL. Such checks and certificates for shares of Preferred Stock shall be sent by first class mail.

         (c) All payments to Company shareholders pursuant to clause (b) of this Section 1.6 shall be sent to the shareholder's address as shown on the stock records of the Company, or to such other address as a shareholder may specify in a written instruction submitted with the shareholder's stock certificates.

         (d) All shares of Preferred Stock and cash for the Cash Consideration and in lieu of any fractional share of Preferred Stock issued and paid upon the surrender for exchange of Company Common Stock in accordance with the above terms and conditions shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock. No interest will be paid or accrued on the Cash Consideration payable upon surrender of such certificates.

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         (e)  If payment for Company Common Stock is to be
made, or any new certificate for Preferred Stock is to be issued, in the name other than that in which the certificate surrendered in exchange thereof is registered, it shall be a condition of the issuance therefor that the certificate surrendered in exchange shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a new certificate for shares of Preferred Stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (f) In the event any certificate for Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, the Cash Consideration, the Preferred Stock Consideration and cash in lieu of a fractional share of Preferred Stock as may be required pursuant hereto; provided, however, that Patapsco may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Patapsco, the Company, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

    1.7  No Fractional Shares.  Notwithstanding any term or
         --------------------
provision hereof, no fractional shares of Preferred Stock, and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in exchange for any shares of Company Common Stock; no dividend or distribution with respect to Preferred Stock shall be payable on or with respect to any fractional share interests; and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a shareholder of Patapsco. In lieu of such fractional share interest, any holder of Company Common Stock who would otherwise be entitled to a fractional share of Preferred Stock will, upon surrender of his certificate or certificates representing Company Common Stock outstanding immediately prior to the Effective Time, be paid the applicable cash value of such fractional share interest, which shall be equal to the product of the fraction multiplied by $25.00. For the purposes of determining any such fractional share interests, all shares of Preferred Stock received by each holder of Company Common Stock shall be combined so as to calculate the maximum number of whole shares of Preferred Stock issuable to such Company stockholder in the Company Merger.

    1.8  Status of Certificates.  At and after the Effective
         ----------------------
Time, until surrendered as provided in this Section 1.6 hereof, each outstanding certificate which, prior to the Effective Time, represented Company Common Stock (other than shares cancelled at the Effective Time pursuant to Section 1.3(a)(ii) hereof and except any Objecting Shares, which Objecting Shares will evidence only the rights specified in Section 1.4 hereof) will be deemed for all corporate purposes to evidence ownership of the number of whole shares of Preferred Stock into which the shares of Company Common Stock formerly represented thereby were converted and the right to receive cash payable for the Cash Consideration and in lieu of any fractional interest and shall not be

                             6
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deemed to confer upon the holder thereof any voting, dividend or other rights of a shareholder of the Surviving Corporation. However, until such outstanding certificates formerly representing Company Common Stock are so surrendered or the procedures in Section 1.6(f) are complied with, no dividend or distribution payable to holders of record of Preferred Stock shall be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder there shall be paid to such holder any dividends, without interest, theretofore paid with respect to such whole share of Preferred Stock, but not paid to such holder, and the amount of any cash, without interest, payable to such holder for the Cash Consideration and in lieu of a fractional share pursuant to Section 1.7 hereof. After the Effective Time, there shall be no further registration or transfer on the records of the Surviving Corporation of shares of Company Common Stock (except the shares of common stock of the Surviving Corporation issued pursuant to Section 1.3(b) hereof), and if a certificate formerly representing such shares is presented to Patapsco, it shall be forwarded to the Exchange Agent for cancellation and exchange for the Merger
Consideration.

    1.9  Shareholders' Meeting.  The Company shall, at the
         ---------------------
earliest practicable date, hold a meeting of its shareholders (the "Company Shareholders' Meeting") to submit for shareholder approval this Agreement and the Company Merger and all related matters necessary to the consummation of the transactions contemplated hereby.

    1.10 Registration Statement; Prospectus/Proxy Statement.
         --------------------------------------------------

         (a) For the purposes (i) of registering the Preferred Stock to be issued to holders of Company Common Stock in connection with the Company Merger with the Securities and Exchange Commission ("SEC") and with applicable state securities authorities, and (ii) of holding the Company Shareholders' Meeting, the parties hereto shall cooperate in the preparation of an appropriate registration statement (such registration statement, together with all and any amendments and supplements thereto, being herein referred to as the "Registration Statement"), including the prospectus/proxy statement satisfying all applicable requirements of applicable state laws, and of the Securities Act of 1933, as amended (the "1933 Act") and the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations thereunder (such prospectus/proxy statement, together with any and all amendments or supplements thereto, being herein referred to as the "Prospectus/Proxy Statement").

         (b) Patapsco shall furnish such information concerning Patapsco and the Patpasco Subsidiaries (as defined in Section
3.1 hereof) as is necessary in order to cause the Prospectus/ Proxy Statement, insofar as it relates to such corporations, to comply with Section 1.10(a) hereof. Patapsco agrees promptly to advise the Company if at any time prior to the Company Shareholders' Meeting any information provided by Patapsco in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy or omission. Patapsco shall promptly file such supplemental information as may be necessary in order to cause such Prospectus/Proxy Statement, insofar as it relates to Patapsco and the Patapsco Subsidiaries, to comply with Section 1.10(a).

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         (c)  The Company shall furnish Patapsco with such
information concerning the Company and the Company Subsidiaries (as defined in Section 2.1 hereof) as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to such corporations, to comply with Section 1.10(a) hereof. The Company agrees promptly to advise Patapsco if at any time prior to the Company Shareholders' Meeting any information provided by the Company in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect and to provide Patapsco with the information needed to correct such inaccuracy or omission. The Company shall furnish Patapsco with such supplemental information as may be necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to the Company and the Company Subsidiaries, to comply with Section 1.10(a).

         (d) Patapsco shall prepare and file the Registration Statement with the SEC and applicable state securities agencies as soon as practicable but not later than 60 days following the date of this Agreement. Patapsco shall use all reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and applicable state securities laws at the earliest practicable date. The Company authorizes Patapsco to utilize in the Registration Statement the information concerning the Company and the Company Subsidiaries provided to Patapsco for the purpose of inclusion in the Prospectus/Proxy Statement. The Company shall have the right to review and comment on the Registration Statement and to approve the form of proxy statement included in the Registration Statement. Patapsco shall advise the Company promptly when the Registration Statement has become effective and of any supplements or amendments thereto, and Patapsco shall furnish Company with copies of all such documents. Prior to the Effective
Time or the termination of this Agreement, each party shall consult with the other with respect to any material (other than the Prospectus/Proxy Statement) that might constitute a "prospectus" relating to the Company Merger within the meaning of the 1933 Act.


         (e) The Company shall consult with Patapsco in order to determine whether any directors, officers or shareholders of the Company may be deemed to be "affiliates" of Company ("affiliated persons") within the meaning of Rule 145 of the SEC promulgated under the 1933 Act. All shares of Preferred Stock issued to such Company affiliated persons in connection with the Company Merger shall bear a legend upon the face thereof stating that transfer of the securities is or may be restricted by the provisions of the 1933 Act, and notice shall be given to Patapsco's transfer agent of such restriction, provided that such legend shall be removed by delivery of a substitute certificate without such legend if such Company affiliated person shall have delivered to Patapsco a copy of a letter from the staff of the SEC or an opinion of counsel, in form and substance satisfactory to Patapsco, to the effect that such legend is not required for purposes of the 1933 Act, and, in any event, at any time after the expiration of two years from the Effective Time unless, in the opinion of the counsel for Patapsco, such person was an "affiliate" of Patapsco within the meaning of Rule 145 within three months prior to the expiration of such two year period. So long as shares of such Preferred Stock bear such legend, no transfer of such Preferred Stock shall be allowed unless and until the transfer agent is provided with such information as may reasonably be requested by counsel for Patapsco to assure that such transfer will not violate applicable provisions of the 1933 Act, or rules, regulations or policies of the SEC.

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    1.11 Cooperation; Regulatory Approvals.  The parties shall
         ---------------------------------
cooperate and use reasonable best efforts to complete the transactions contemplated hereunder at the earliest practicable date. Each party shall cause each of their affiliates and subsidiaries to cooperate in the preparation and submission by them, as promptly as reasonably practicable, of such applications, petitions, and other documents and materials as any of them may reasonably deem necessary or desirable to the Office of Thrift Supervision ("OTS"), Federal Deposit Insurance Corporation ("FDIC"), Board of Governors of the Federal Reserve System ("FRB"), the Commissioner of Financial Regulation of the State of Maryland ("Commissioner"), Federal Trade Commission ("FTC"), Department of Justice ("DOJ"), SEC, the Department, other regulatory authorities, holders of the voting shares of common stock of Patapsco and the Company, and any other persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated by this Agreement. At the date hereof, none of the parties is aware of any reason that the Governmental Approvals (as such term is defined in Section 5.1(c) herein) required to be obtained by it would not be obtained in a timely manner.

    1.12 Closing.  If (i) Company shareholder approvals have
         -------
been received, and (ii) all conditions of this Agreement have been satisfied or waived, a closing (the "Closing") shall take place as promptly as practicable thereafter at the principal office of Patapsco or at such other place as the parties hereto may mutually agree at which the parties hereto will exchange certificates, opinions, letters and other documents as required hereby and will make the filings described in Section 1.2 hereof. Such Closing will take place as soon as practicable as agreed by the parties, provided, however, that the Closing shall be no more than thirty (30) days after the satisfaction or waiver of all conditions and/or obligations contained in Article V of this Agreement.

    1.13 Closing of Transfer Books.  At the Effective Time, the
         -------------------------
transfer books for Company Common Stock shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on such books.


                      ARTICLE II
 REPRESENTATIONS AND WARRANTIES OF COMPANY AND SAVINGS

    Company and Savings represent and warrant to Patapsco, the Bank and New Sub that, except as disclosed in Section A or another section of Schedule I attached hereto and except that Savings does not make any representation or warranty regarding the Company:

    2.1  Organization, Good Standing, Authority, Insurance, Etc.
         ------------------------------------------------------
The Company is a corporation organized, validly existing and in good standing under the laws of the State of Maryland. Section
2.1 of Schedule I lists each "subsidiary" of the Company and Savings within the meaning of Section 10(a)(1)(G) of Home Owners' Loan Act ("HOLA"), (individually a "Company Subsidiary" and collectively the "Company Subsidiaries") (unless otherwise noted herein all references to a "Company Subsidiary" or to the "Company Subsidiaries" shall include Savings). Each of the Company Subsidiaries is organized, validly existing, and in good standing

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under the laws of the respective jurisdiction under which it is organized, as set forth in Section 2.1 of Schedule I. The Company and each Company Subsidiary has all requisite power and authority and is duly qualified and licensed to own, lease and operate its properties and conduct its business as it is now being conducted. The Company has delivered to Patapsco a true, complete and correct copy of the articles of incorporation, charter, or other organizing document and of the bylaws, as in effect on the date of this Agreement, of Company and each Company Subsidiary. The Company and each Company Subsidiary is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole. Savings is a member in good standing of the Federal Home Loan Bank of Atlanta and all eligible accounts issued by Savings are insured by the Savings Association Insurance Fund ("SAIF") to the maximum extent permitted under applicable law. Savings is a "domestic building and loan association" as defined in Section 7701(a)(19) of the Internal Revenue Code of 1986, as amended (the "Code") and is a "qualified thrift lender" as defined in Section 10(m) of the HOLA and the rules and regulations thereunder. The Company is registered as a savings and loan holding company under the HOLA.

    Other than immaterial omissions, the minute books of the Company and the Company's Subsidiaries contain complete and accurate records of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including the committees of such Boards).

    2.2  Capitalization.  The authorized capital stock of the
         --------------
Company consists of (i) 8,000,000 shares of common stock, par value $.01 per share, of which 475,442 shares were issued and outstanding as of the date of this Agreement, and (ii) 2,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares were outstanding as of the date of this Agreement. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Other than with respect to the Employee Plans described in Section 2.13 herein, as of the date of this Agreement, there are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any of the Company's capital stock from the Company and no oral or written agreement, contract, arrangement, understanding, plan or instrument of any kind (collectively, "Stock Contract") to which the Company or any of its affiliates is subject with respect to the issuance, voting (other than the Voting Agreement contemplated herein) or sale of issued or unissued shares of the Company's capital stock.

    2.3  Ownership of Subsidiaries.  All the outstanding shares
         -------------------------
of the capital stock of the Company Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by the Company or a Company Subsidiary free and clear of any lien, claim, charge, restriction or encumbrance (collectively, "Encumbrance"). There are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any capital stock of any Company Subsidiary and no contracts to which the Company or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of any of the Company Subsidiaries. Neither the Company nor any Company Subsidiary owns any material investment in any of the capital stock or other equity securities (including securities convertible or exchangeable into such securities) of or profit participations in any "company" (as defined in Section 10(a)(1)(C) of the HOLA) other than the Federal Home Loan Bank of Atlanta, Savings and NFS Service Corporation.

    2.4  Financial Statements and Reports.
         --------------------------------

         (a) No registration statement, proxy statement, schedule or report filed by the Company with the SEC under the 1933 Act or the 1934 Act ("SEC Reports"), on the date of effectiveness in the case of such registration statements, or on the date of filing in the case of such reports or schedules, or on the date of mailing in the case of such proxy statements, and except as revised, amended or modified by a subsequently filed document, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and the Company Subsidiaries have timely filed all reports and documents required to be filed by them with the SEC, the OTS, or the FDIC under various securities and banking laws and regulations for the last five years (or such shorter period as they may have been subject to such filing requirements), except to the extent that all failures to so file, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole. All such documents, as finally revised, modified or amended by any subsequently filed amendment, complied in all material respects with applicable requirements of law and, as of their respective date or the date as amended, and, with respect to reports and documents filed with banking regulatory agencies, were accurate in all material respects. Except to the extent stated therein, all financial statements (including any notes thereto) and schedules included in the documents referred to in the preceding sentences of this Section 2.4(a) (or to be included in similar documents to be filed after the date hereof) (i) are or will be (with respect to financial statements in respect of periods ending after December 31, 1999) in accordance with the Company's books and records and those of any of the Company Subsidiaries, and (ii) present (and in the case of financial statements in respect of periods ending after December 31, 1999, will present) fairly the consolidated statement of financial condition and the consolidated statements of income, stockholders' equity and cash flows of the Company and the Company Subsidiaries as of the dates and for the periods indicated in accordance with generally accepted accounting principles applied on a basis consistent (except as disclosed in the notes to such financial statements) with prior periods (except for the omission of notes to unaudited statements, year end adjustments to interim results and changes to generally accepted accounting principles). The consolidated financial statements of the Company at December 31, 1999 and for the three years then ended and the consolidated financial statements for all periods thereafter up to the Closing reflect or will reflect, or reserve or will reserve against on the balance sheet, as the case may be, all liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted), as of their respective dates, of the Company and the Company

Subsidiaries required to be reflected in such financial statements according to generally accepted accounting principles and in the opinion of Company management contain or will contain adequate reserves for losses on loans and properties acquired in settlement of loans, taxes and all other material accrued liabilities and for all reasonably anticipated material losses, if any, as of such dates. To the Company's knowledge, there exists no set of circumstances that could reasonably be expected to result in any liability or obligation material to the Company or the Company Subsidiaries, taken as a whole, except as disclosed in such consolidated financial statements at December 31, 1999 or for transactions effected or actions occurring or omitted to be taken after December 31, 1999 (i) in the ordinary course of business, or (ii) as permitted or contemplated by this Agreement.

         (b) The Company has delivered to Patapsco each SEC Report it has ever filed, used or circulated through the date of this Agreement and will promptly deliver each such SEC Report filed, used or circulated after the date hereof, each in the form (including exhibits and any amendments thereto) filed with the SEC (or, if not so filed, in the form used or circulated), including, without limitation, its Annual Reports on Form 10-KSB and its Quarterly Reports on Form 10-QSB.

         (c)  Except (i) as disclosed in Section 2.4 of
Schedule I, (ii) as reflected, noted or adequately reserved against in the financial statements referred to in this Section 2.4, or (iii) for deposits incurred in the ordinary course of business consistent with past practice, Company and the Company Subsidiaries do not have any material liabilities (whether accrued, absolute, contingent or otherwise).

    2.5  Absence of Changes.
         ------------------

         (a) Since December 31, 1999 and through the date hereof, there has been no material adverse change in the business, properties, financial condition, results of operations or assets of the Company and the Company Subsidiaries, taken as a whole. Since December 31, 1999 and through the date hereof, there has been no occurrence, event or development of any nature existing or, to the Company's knowledge, threatened, which may reasonably be expected to have a material adverse effect upon the business, properties, financial condition, operations or assets of the Company or any Company Subsidiary, taken as a whole. Without limiting the foregoing, except as set forth in
Section 2.5 of Schedule I and except as contemplated by this Agreement, since December 31, 1999, to the date hereof:

         (i) The Company has not issued, sold, granted, conferred or awarded any of its equity securities, or options to acquire its equity securities, or any corporate debt securities which would be classified under generally accepted accounting principles as long-term debt on the consolidated balance sheets of the Company; (ii) the Company has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iii) neither the Company nor any Company Subsidiary has discharged or satisfied any material lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (iv) neither the Company nor any Company Subsidiary has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its material properties or assets; (v) except as required by contract or law, neither the Company nor any Company Subsidiary has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except that the Company and Savings increased the salaries of employees in January and February 2000 to the levels set forth in Section 2.5 of Schedule I, (B) entered into any new, or amended or supplemented any existing employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Employee Plans (as defined in Section 2.13 hereafter) or (D) agreed to do any of the foregoing; (vi) neither the Company nor any Company Subsidiary has suffered any material damage, destruction, or loss, whether as a result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any regulatory authority, flood, windstorm, embargo, riot, act of God, or the enemy, or other casualty or event, and whether or not covered by insurance; and (vii) neither the Company nor any Company Subsidiary has canceled or compromised any debt, except for debts of $5,000 or less, individually or in the aggregate, charged off or compromised in accordance with the past practice of the Company and Company Subsidiaries.

         (b) Since December 31, 1999 to the date hereof, each of the Company and the Company Subsidiaries has owned and operated their respective assets, properties and businesses in the ordinary course of business and consistent with past practice, other than in connection with this Agreement or the transactions contemplated by this Agreement.

         (c) Except as contemplated by Section 4.2(b) herein, since December 31, 1999 to the date hereof, the Company has not declared, set aside, made or paid any dividend or other distribution in respect of Company Common Stock.

    2.6  Prospectus/Proxy Statement.  At the time the
         --------------------------
Prospectus/ Proxy Statement is mailed to the shareholders of the Company for the solicitation of proxies for the approvals referred to in Section 1.9 hereof and at all times subsequent to such mailings up to and including the time of such approval, such Prospectus/Proxy Statement (including any supplements thereto), with respect to all information set forth therein relating to the Company (including the Company Subsidiaries), its shareholders and representatives, Company Common Stock and all other transactions contemplated hereby, will:

         (a) Comply in all material respects with applicable provisions of the 1933 Act, the 1934 Act and the rules and regulations under such Acts; and

         (b) Not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the Company Shareholders' Meeting which has become false or misleading.

    2.7  No Broker's or Finder's Fees.  Except as set forth in
         ----------------------------
Section 2.7 of Schedule I (which shall also include a copy of any engagement agreement), no agent, broker, investment banker, person or firm acting on behalf or under authority of the Company or any of the Company Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Company Merger or any other transaction contemplated hereby.

    2.8  Litigation and Other Proceedings.  Except as set forth
         --------------------------------
in Section 2.8 of Schedule I and except for matters which would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, neither the Company nor any Company Subsidiary is a defendant in, nor is any of its property subject to, any pending, or, to the knowledge of the Company, threatened, claim, action, suit, investigation, or proceeding, or subject to any judicial order, judgment or decree.

    2.9  Compliance with Law.
         -------------------

         (a) The Company and the Company Subsidiaries are in compliance in all material respects with all laws and regulations applicable to their respective business or operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that noncompliance would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, and neither the Company nor any Company Subsidiary has received notice from any federal, state or local government or governmental agency of any material violation of, and does not know of any material violations of, any of the above.

         (b) The Company and each of its Subsidiaries have all material permits, licenses, certificates of authority, orders and approvals of, and have made all material filings, applications and registrations with, all federal, state and local governmental or regulatory bodies that are required in order to permit them to carry on their respective business as they are presently conducted, except to the extent that failure to have any such permit, license, certificate of authority, order or approval, or failure to make any filing, application or registration would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole.

    2.10 Corporate Actions.
         -----------------

         (a)  The Boards of Directors of the Company and
Savings have duly authorized their respective officers to execute and deliver this Agreement and to take all action necessary to consummate the Company Merger and the other transactions contemplated hereby. The Board of Directors of the Company has by appropriate resolutions made the provisions of
Article XIII of
the Company's Articles of Incorporation inapplicable to this Agreement and the Company Merger and has authorized and directed the submission for shareholders' approval of this Agreement, together with the Company Merger and any other action requiring such approvals.

         (b) To the extent permitted by applicable law, the Company's Board of Directors has taken or will take all necessary action to exempt this Agreement, the Company Merger, and the transactions contemplated hereby and thereby from, (i) any applicable state takeover laws, (ii) any Maryland laws limiting or restricting the voting rights of shareholders, (iii) any Maryland laws requiring a shareholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," "interested shareholder" or person or entity of similar type, and (iv) any provision in its or any of the Company Subsidiaries' articles/certificate of incorporation, charter or bylaws requiring a shareholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," interested shareholder" or person or entity of similar type.

    2.11 Authority.  Except as set forth in Section 2.11 of
         ---------
Schedule I, the execution, delivery and, subject to receipt of the Governmental Approvals (as defined in Section 5.1(c)), and the receipt of the approval of Company stockholders as contemplated by Section 1.9 herein, performance of their obligations under this Agreement by the Company and Savings and the Bank Merger by Savings does not and will not violate or conflict with any of the provisions of, or constitute a breach or default under or give any person the right to terminate, cancel or accelerate payment or performance under or result in the creation of any Encumbrance upon any property or asset of Company or Savings pursuant to (i) the articles of incorporation or bylaws of the Company or the articles of incorporation, charter or bylaws of any Company Subsidiary, (ii) any law, rule, ordinance, or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of the Company Subsidiaries is subject, except where the non-compliance or violation of which would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, (iii) any other material agreement, material lease, material contract, note, mortgage, indenture, arrangement or other obligation or instrument ("Contract") to which the Company or any of the Company Subsidiaries is a party or is subject or by which any of their properties or assets is bound, except where the breach or default would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, or (iv) any note, bond, mortgage, indenture, license agreement or other instrument or obligation the effect of which would have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole. The parties acknowledge that the consummation of the Company Merger and the other transactions contemplated hereby is subject to various regulatory approvals. The Company and Savings, as applicable, have all requisite corporate power and authority to enter into this Agreement and to perform their respective obligations hereunder, except, with respect to this Agreement and the Company Merger, the approval of the Company's shareholders of this Agreement required under applicable law. Other than the receipt of Governmental Approvals (as defined in Section 5.1(c)), the approval of shareholders of this

Agreement, the acceptance by the Department of the Articles of Merger and the consents specified in Section 2.11 of Schedule I with respect to the Contracts, no consents or approvals are required on behalf of Company in connection with the consummation of the transactions contemplated by this Agreement and the Company Merger. This Agreement constitutes the valid and binding obligation of the Company and Savings, as applicable, and each is enforceable in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or creditors rights generally and general principles of equity.

    2.12 Labor Relations and Employment Arrangements.  Neither
         -------------------------------------------
the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement. The Company and each Company Subsidiary enjoy good working relationships with their employees and there are no labor disputes pending, or to the knowledge of the President of the Company or Savings threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of the Company and Savings, taken as a whole. Except as disclosed in Section 2.12(1) of Schedule I, there are no employment, severance, consulting or other agreements, plans or arrangements with any current or former directors, officers or employees of Company or any Company Subsidiary which may not be terminated without penalty (including any augmentation or acceleration of benefits) on 30 days or less notice to such person. Except as disclosed in Section 2.12(2) of Schedule I, no payments to directors, officers or employees of the Company or the Company Subsidiaries resulting from the transactions contemplated hereby will cause the imposition of excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or the disallowance of a deduction to the Company or any Company Subsidiary pursuant to Sections 162 or 280G of the Code.

    2.13 Employee Benefits.
         -----------------

         (a) Neither the Company nor any of the Company Subsidiaries maintains any funded deferred compensation plans (including profit sharing, pension, savings or stock bonus plans), unfunded deferred compensation arrangements or employee benefit plans as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than any plans ("Employee Plans") set forth in Section 2.13(1) of Schedule I (true and correct copies of which have been delivered to Patapsco). None of Company or any of the Company Subsidiaries has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation except for required premium payments which, to the extent due and payable, have been paid. The Employee Plans intended to be qualified under Section 401(a) of the Code are so qualified, and Company is not aware of any fact which would materially adversely affect the qualified status of such plans. Except as set forth in Section 2.13(2) of Schedule I, neither the Company nor any of the Company Subsidiaries (a) provides health, medical, death or survivor benefits to any former employee or beneficiary thereof, or (b) maintains any form of current (exclusive of base salary and base wages) or deferred compensation, bonus, stock option, stock appreciation right, benefit, severance pay, retirement, incentive, group or individual health insurance, welfare or similar plan or arrangement for the benefit of any single or class of directors, officers or employees, whether active or retired (collectively "Benefit Arrangements"). With respect to each Employee Plan and Benefit Arrangement of the Company or any Company Subsidiary, Section 2.13(3) of Schedule I sets forth as of the date of this Agreement any and all payments more than 30 days past due. Except as set forth in Section 2.13(4) of
Schedule I, no employee of Company or any Company Subsidiary has any accrued but unused vacation or sick leave, and there is no unused vacation or sick leave carried over from any year prior to 2000.

         (b)  Except as set forth in Section 2.13(5) of
Schedule I, all Employee Plans and Benefit Arrangements which presently are in effect were in effect for substantially all of calendar year 1999 to date and there has been no material amendment thereof (other than amendments required to comply with applicable law) or no material increase in the cost thereof or benefits payable thereunder on or after January 1, 2000.

         (c) Each Company and Company Subsidiary Employee Plan and Benefit Arrangement has been administered to date, and will be administered until the Closing in all material respects, in accordance with their terms and in compliance with the Code, ERISA, and all other applicable rules and regulations. With respect to each Employee Plan and Benefit Arrangement, Company and the Company Subsidiary, as applicable (i) have, in a timely, accurate, and proper manner, both filed all required government reports and made all required employee communications, and (ii) between the date of this Agreement and the Closing, will complete and file all such required reports, except where the failure to file reports or make communications would not have a material adverse effect on the Company and the Company Subsidiaries taken as a whole. No condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by Company or any Company Subsidiary which is covered by Title I of ERISA, which could subject any person to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Code nor has any Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, incurred any "accumulated funding deficiency," as defined in Section 412 of the Code, whether or not waived; nor has Company or any Company Subsidiary failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. Neither Company nor any Company Subsidiary has incurred or expects to incur, directly or indirectly, any liability under Title IV of ERISA or otherwise arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of Patapsco, or any of its affiliates at or after the Effective Time.

         (d)  Except as set forth in Section 2.13 of Schedule
I, Savings does not maintain a defined benefit pension plan that holds equity securities.

         (e) The schedule provided pursuant to Section 4.18 sets forth as of the date of this Agreement (i) the actuarial present value, determined and prepared in accordance with GAAP

(based, where applicable, on the same actuarial assumptions as those previously used for funding purposes, other than turnover assumptions, and computed on the basis of a terminated plan), of any accrued benefits or other obligations under a defined benefit pension plan not listed elsewhere in this schedule, including without limitation, premiums and contributions for which the Company or any Company Subsidiary is or may be directly or indirectly liable to present or former employees, officers, directors, and their beneficiaries, (ii) the net fair market value of the assets held in any fund, policy, or other arrangement as of April 30, 2000, and (iii) the amount of any contribution or other obligation paid, accrued, or payable, or reasonably expected to be payable, between the date of this Agreement and the Closing, including but not limited to contributions by Company or Savings to Company's Employee Stock Ownership Plan (the "Company ESOP") to repay its loan in accordance with the ESOP loan documents, subject to applicable tax law limitations.

    2.14 Information Furnished.  No statement contained in any
         ---------------------
schedule, certificate or other document furnished (whether prior to or subsequent to the date of this Agreement) or to be furnished in writing by or on behalf of the Company or Savings to Patapsco pursuant to this Agreement contains or will contain any untrue statement of a material fact or any material omission. No information material to the Company Merger or the Bank Merger and which is necessary to make the representations and warranties not misleading has been withheld from Patapsco.

    2.15 Property and Assets.  The Company and the Company
         -------------------
Subsidiaries have marketable title to all of their real property reflected as being owned by the Company in the Company's consolidated financial statements at December 31, 1999, referred to in Section 2.4 hereof or in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, or acquired subsequent thereto, free and clear of all Encumbrances, except for (a) such items shown in such financial statements or in the notes thereto, (b) liens for current real estate taxes not yet delinquent, (c) imperfections of title, encumbrances and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use of, such property,
(d) property sold or transferred in the ordinary course of business since the date of such financial statements, (e) pledges or liens incurred in the ordinary course of business, and (f) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Neither the Company nor any Company Subsidiary leases as either lessor or lessee any interest in real property except as set forth in Exhibit 2.15 of Schedule I. No consent of the lessor of any material personal property lease is required for consummation of the Company Merger except as set forth in Section 2.15 of Schedule I. There has been no material physical loss, damage or destruction, whether or not covered by insurance, affecting the real properties of Company and the Company Subsidiaries since December 31, 1999, except such loss, damage or destruction which does not have a material adverse effect on the Company and the Company Subsidiaries, taken as a whole. Except as set forth in Section 2.15 of Schedule I, all property and assets material to their business and currently used by Company and the Company Subsidiaries are, in all material respects, in good operating condition and repair, normal wear and tear excepted.

    2.16 Agreements and Instruments.  Except as set forth in
         --------------------------
Section 2.16 of Schedule I, neither the Company nor any Company Subsidiary is a party to (a) any material agreement, arrangement or commitment not made in the ordinary course of business, (b) any agreement which involves annual payments in excess of $5,000 or has a remaining term of one year or more, in each case whether or not in the ordinary course, (c) any agreement, indenture or other instrument relating to the borrowing of money by the Company or any Company Subsidiary or the guarantee by the Company or any Company Subsidiary of any such obligation (other than Federal Home Loan Bank advances with a maturity of one year or less from the date of borrowing), (d) any agreements to make loans or for the provision, purchase or sale of goods, services or property between Company or any Company Subsidiary and any director or officer of Company or Savings, or any member of the immediate family or affiliate of any of the foregoing, (e) any agreements with or concerning any labor or employee organization to which Company or any Company Subsidiary is a party, (f) any agreements between Company or any Company Subsidiary and any five percent or more shareholder of Company, and (g) any agreements, directives, orders, or similar arrangements between or involving the Company or any Company Subsidiary and any state or federal savings institution regulatory authority.

    2.17 Material Contract Defaults.  Neither the Company nor
         --------------------------
any Company Subsidiary nor, to the knowledge of the Company and Savings, the other party thereto, is in default in any material respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which the Company or a Company Subsidiary is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a material adverse effect on the Company and any Company Subsidiary, taken as a whole, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

    2.18 Tax Matters.
         -----------

         (a) The Company and each of the Company Subsidiaries have duly and properly filed all federal, state, local and other tax returns required to be filed by them and have made timely payments of all taxes due and payable, whether disputed or not; the current status of audits of such returns by the Internal Revenue Service ("IRS") and other applicable agencies is as set forth in Section 2.18 of Schedule I; and there is no agreement by the Company or any Company Subsidiary for the extension of time or for the assessment or payment of any taxes payable. Neither the IRS nor any other taxing authority is now asserting or, to the knowledge of Company, threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith), nor is the Company aware of any basis for any such assertion or claim. The Company and each of the Company Subsidiaries have complied in all material respects with applicable IRS backup withholding requirements and have filed all appropriate information reporting returns for all tax years for which the statute of limitations has not closed. The Company and each Company Subsidiary have complied in all material respects with all applicable state law sales and use tax collection and reporting requirements.

         (b) Adequate provision for any federal, state or local taxes due or to become due for the Company or any of the Company Subsidiaries for any period or periods through and including December 31, 1999, has been made and is reflected on the December 31, 1999 audited Company consolidated financial statements and has been or will be made in accordance with generally accepted accounting principles with respect to periods ending after December 31, 1999.

    2.19 Environmental Matters.  Except as set forth in Section
         ---------------------
2.19 of Schedule I, to the Company's knowledge, neither the Company nor any Company Subsidiary owns or leases any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos where such hazardous condition or use of asbestos is not in compliance in all material respects with all applicable environmental laws. Neither the Company nor any Company Subsidiary has knowledge of, nor has the Company or any Company Subsidiary received written notice from any governmental or regulatory body of, any condition, activity, practice or incident (i) which is reasonably likely to interfere with or prevent compliance or continued compliance with hazardous substance laws or any regulation, order, decree, judgment or injunction, issued, entered, promulgated or approved thereunder, or (ii) which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant or chemical, or industrial, toxic or hazardous substance or waste, the effect of which would have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole. There is no civil, criminal or administrative claim, action, suit, proceeding, hearing or investigation pending or, to Company's knowledge, threatened against Company or any Company Subsidiary relating in any way to such hazardous substance laws or any regulation, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder.

    2.20 Loan Portfolio: Portfolio Management.
         ------------------------------------

         (a) All evidences of indebtedness reflected as assets in the consolidated statement of financial condition of Company as of December 31, 1999, or acquired since such date, are (except with respect to those assets which are no longer assets of the Company or any Company Subsidiary) binding obligations of the respective obligors named therein except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding may be brought, and the payment of no material amount thereof (either individually or in the aggregate with other evidences of indebtedness) is subject to any defenses which have been threatened or asserted against the Company or any Company Subsidiary. All such indebtedness which is secured by an interest in real property is secured by a valid and perfected mortgage lien having the priority specified in the loan documents. All loans originated or purchased by Savings were at the time entered into and at all times since have been in compliance in all material respects with all applicable laws (including, without limitation, all consumer protection laws) and regulations. Savings administers its loan and investment portfolios (including, but not limited to, adjustments to adjustable mortgage loans) in all material respects in accordance with all applicable laws and regulations and the terms of applicable instruments. The records of Savings regarding all loans outstanding on its books are accurate in all material respects and the risk classification system has been established in accordance with the requirements of the OTS.

         (b) Section 2.20 of Schedule I sets forth a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit and other assets of Savings and its subsidiaries that have been adversely designated, criticized or classified by it as of December 31, 1999, separated by category of classification or criticism (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been adversely designated, classified or criticized as of the date hereof by any representative of any government entity as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by it or any of the Company Subsidiaries before the date hereof.

    2.21 Real Estate Loans and Investments.  Except as set forth
         ---------------------------------
in Section 2.21 of Schedule I and for real properties acquired in settlement of loans, there are no facts, circumstances or contingencies known to the Company or any Company Subsidiary which exist which would require a material reduction under generally accepted accounting principles in the present carrying value of any of the real estate investments, joint ventures, construction loans, other investments or other loans of the Company or any Company Subsidiary (either individually or in the aggregate with other loans and investments).

    2.22 Derivatives Contracts.  Neither the Company nor any of
         ---------------------
its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on its Balance Sheet which is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that are identified in Thrift Bulletin No. 65 or otherwise referred to as structured notes (each, a "Structured Note"), except for those Derivatives Contracts and Structured Notes set forth in Section
2.22 of Schedule I, including a list, as applicable, of any of its or any of its Subsidiaries' assets pledged as security for a Derivatives Contract.

    2.23 Insurance.  The Company and the Company Subsidiaries
         ---------
have in effect insurance coverage which, in respect to amounts, types and risks insured, is reasonably adequate for the business in which the Company and the Company Subsidiaries are engaged.
A schedule of all insurance policies in effect as to the Company and the Company Subsidiaries (the "Insurance Policies") is as set forth on Section 2.23(1) of Schedule I (other than policies pertaining to mortgage loans made in the ordinary course of business). All Insurance Policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of this Agreement have been paid, such premiums covering all periods from the date hereof up to and including the Effective Date shall have been paid on or before the Effective Date, to the extent then due and payable (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies, adequate reserves for which are reflected in the Company's financial statements). Neither the Company nor any Company Subsidiary is in default with respect to any such policy which default would have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole. Except as set forth in Section 2.23(2) of Schedule I, the Insurance Policies will not in any way be affected by, or terminated or lapsed, at any time prior to the Effective Time, solely by reason of, the transactions contemplated by this Agreement. Neither the Company nor any Company Subsidiary has been refused any insurance with respect to any material properties, assets or operations, nor has any coverage been limited or terminated by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

    2.24 Year 2000.  (a) Company and Savings' computer hardware
         ---------
and software systems used for the storage and processing of data (as used in this Section 2.24, "Systems") are Millennium Compliant as required by all FFIEC Year 2000 compliance guidelines; (b) to the Company's knowledge, none of Company's or any Company Subsidiary's Systems, operations or business functions will be materially adversely affected by the failure of any third party with whom Company or Savings has consistent dealings to be Millennium Compliant; and (c) Company and Savings' have taken all necessary and appropriate action to address and remedy any known deficiencies in Company's and Savings' Systems from becoming Millennium Compliant. As used herein "Millennium Compliant" shall mean the ability of Systems to provide the following functions, without human intervention, individually and in combination with other products or systems:
(i) consistently handle data information after January 1, 2000, including but not limited to accepting data input, providing data output and performing calculations on dates or portions of dates; (ii) function accurately and without interruption after January 1, 2000 (including leap year computations), without any change in operations associated with the advent of a new century; (iii) respond to two-digit input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (iv) store and provide output of date information in ways that are unambiguous as to century.

    2.25 Community Reinvestment Act.  Savings' rating pursuant
         --------------------------
to its most recent examination by federal regulatory authorities pursuant to the provisions of the Community Reinvestment Act was a "satisfactory" or better. Neither the Company nor Savings has received any comment letters relating to its Community Reinvestment Act Statement or is otherwise aware of any adverse reaction to such statement.

    2.26 Delays.  The Company is not aware of any matter that
         ------
could cause a delay in receiving the Governmental Approvals required to consummate the Company Merger and the other transactions contemplated by this Agreement, including without limitation, non-compliance with the Truth in Lending Act, capital compliance, or any provisions of the Community Reinvestment Act.

                      ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PATAPSCO, THE BANK AND NEW SUB

    Patapsco, the Bank and New Sub represent and warrant to Company and Savings that, except as disclosed in Schedule II attached hereto and except that the Bank and New Sub do not make any representation or warranty regarding Patapsco:

    3.1  Organization, Good Standing, Authority, Insurance, Etc.
         ------------------------------------------------------
Patapsco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland. Each of the subsidiaries of Patapsco within the meaning of Section 2(d) of the Bank Holding Company Act of 1956, as amended (the "BHCA") (individually a "Patapsco Subsidiary" and collectively the "Patapsco Subsidiaries") is duly organized, validly existing, and in good standing under the laws of the respective jurisdiction under which it is organized. Patapsco and each Patapsco Subsidiary has all requisite power and authority and is duly qualified and licensed to own, lease and operate its properties and conduct its business as it is now being conducted. Patapsco has delivered to the Company a true, complete and correct copy of the articles of incorporation, charter, or other organizing document and of the bylaws, as in effect on the date of this Agreement, of Patapsco and each Patapsco Subsidiary. Patapsco and each Patapsco Subsidiary is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on the business, financial condition or results of operations of Patapsco and the Patapsco Subsidiaries, taken as a whole. The Bank is a member in good standing of the Federal Home Loan Bank of Atlanta, and all eligible accounts issued by the Bank are insured by the SAIF to the maximum extent permitted under applicable law. Patapsco is duly registered as a bank holding company under the BHCA.

    Other than immaterial omissions, the minute books of Patapsco and the Patapsco Subsidiaries contain complete and accurate records of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including the committees of such Boards).

    3.2  Capitalization.  The authorized capital stock of
         --------------
Patapsco consists of 5,000,000 shares of Patapsco common stock, par value $.01 per share, of which 327,390 shares were issued and outstanding as of the date of this Agreement, and 1,000,000 shares of preferred stock, par value of $.01 per share, of which no shares were outstanding as of the date of this Agreement.
All outstanding shares of Patapsco common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except for (i) 41,407 shares of Patapsco's common stock under the Patapsco Bancorp, Inc. 1996 Stock Option and Incentive Plan, (ii) 8,398 shares of Patapsco's common stock under the Patapsco Bancorp, Inc. Management Recognition Plan and pursuant to an award of restricted stock to Frank Duchacek, up to (iii) 114,107 shares of Preferred Stock issuable upon consummation of the Company Merger as contemplated by this Agreement and (iv) up to 114,107 shares of Patapsco's common stock issuable upon conversion of the 114,107 shares of Preferred Stock, as of the date of this Agreement, there are no options, convertible securities, warrants, or other rights preemptive or otherwise) to purchase or acquire any of Patapsco's capital stock from Patapsco and no oral or written agreement, contract, arrangement, understanding, plan or instrument of any kind (collectively, "Stock Contract") to which Patapsco or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of Patapsco's capital stock.

    3.3  Ownership of Subsidiaries.  All the outstanding shares
         -------------------------
of the capital stock of the Patapsco Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by Patapsco or a Patapsco Subsidiary free and clear of any lien, claim, charge, restriction or encumbrance (collectively, "Encumbrance"). There are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any capital stock of any Patapsco Subsidiary and no contracts to which Patapsco or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of any of the Patapsco Subsidiaries.

    3.4  Financial Statements and Reports.
         --------------------------------

         (a) No registration statement, proxy statement, schedule or report filed by Patapsco or any Patapsco Subsidiary with the SEC under the 1933 Act, or the 1934 Act, on the date of effectiveness in the case of such registration statements, or on the date of filing in the case of such reports or schedules, or on the date of mailing in the case of such proxy statements, and except as revised, amended or modified by a subsequently filed document, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Patapsco and the Patapsco Subsidiaries have timely filed all documents required to be filed by them with the SEC, the FRB, the Commissioner, or the FDIC under various securities and financial institution laws and regulations for the past five years (or such shorter period as they may have been subject to such filing requirements), except to the extent that all failures to so file, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Patapsco and the Patapsco Subsidiaries, taken as a whole. All such documents, as finally revised, modified or amended by any subsequently filed amendment, complied in all material respects with applicable requirements of law and, as of their respective date or the date as amended, and, with respect to reports and documents filed with banking regulatory agencies, were accurate in all material respects. Except to the extent stated therein, all financial statements (including any notes thereto) and schedules included in the documents referred to in the preceding sentences (or to be included in similar documents to be filed after the date hereof) (i) are or will be (with respect to financial statements in respect of periods ending after December 31, 1999) in accordance with Patapsco's books and records and those of any of its Subsidiaries, and (ii) present (and in the case of financial statements in respect of periods ending after December 31, 1999 will present) fairly the consolidated statement of financial condition and the consolidated statements of operations, stockholders' equity and cash flows of Patapsco and the Patapsco Subsidiaries as of the dates and for the periods indicated in accordance with generally accepted accounting principles (except for the omission of notes to unaudited statements, year end adjustments to interim results and changes in generally accepted accounting principles). The consolidated financial statements of Patapsco as of June 30, 1999 and for the three years then ended and the consolidated financial statements for all periods thereafter up to the Closing disclose or will disclose, as the case may be, all liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or due to become due and regardless of when asserted), as of their respective dates, of Patapsco and the Patapsco Subsidiaries required to be reflected in such financial statements according to generally accepted accounting principles, other than liabilities which are not, in the aggregate, material to Patapsco and the Patapsco Subsidiaries, taken as a whole, and contain or will contain in the opinion of management adequate reserves for losses on loans and properties acquired in settlement of loans, taxes and all other material accrued liabilities and for all reasonably anticipated material losses, if any as of such date. There exists no set of circumstances that could reasonably be expected to result in any liability or obligation material to Patapsco or the Patapsco Subsidiaries, taken as a whole, except as disclosed in such consolidated financial statements at June 30, 1999, or for transactions effected or actions occurring or omitted to be taken after June 30, 1999, (i) in the ordinary course of business, or (ii) as contemplated by this Agreement.

         (b) Patapsco has made available to the Company all periodic reports filed with the SEC under the 1934 Act for periods since June 30, 1996 through the date hereof and will through Closing upon written request promptly deliver copies of 1934 Act reports for future periods.

         (c) Except (i) for commitments to fund loans, (ii) as reflected, noted or adequately reserved against in the financial statements referred to in this Section 3.4, or (iii) for deposits incurred in the ordinary course of business consistent with past practice, Patapsco and the Patapsco Subsidiaries do not have any material liabilities (whether accrued, absolute, contingent or otherwise).

    3.5  Absence of Changes. Since June 30, 1999, there has been
         ------------------
no material adverse change in the business, properties, financial condition, results of operations or assets of Patapsco and the Patapsco Subsidiaries, taken as a whole. Since June 30, 1999 and through the date hereof, there has been no occurrence, event or development of any nature existing or, to the knowledge of Patapsco, threatened which may reasonably be expected to have a material adverse effect upon the business, properties, financial condition, operations or assets of Patapsco or any Patapsco Subsidiary, taken as a whole. Since June 30, 1999 to the date hereof, each of Patapsco and the Patapsco Subsidiaries has owned and operated their respective assets, properties and businesses in the ordinary course of business and consistent with past practice, other than in connection with this Agreement or the transactions contemplated by this Agreement.

    3.6  Prospectus/Proxy Statement.  At the time the
         --------------------------
Registration Statement becomes effective and at the time the Prospectus/Proxy Statement is mailed to the shareholders of the Company for the solicitation of proxies for the approval referred to in Section 1.9 hereof and at all times subsequent to such mailings up to and including the times of such approval, such

Registration Statement and Prospectus/Proxy Statement (including any amendments or supplements thereto), with respect to all information set forth therein relating to Patapsco (including the Patapsco Subsidiaries) and its shareholders, Patapsco common stock, the Preferred Stock, this Agreement, the Company Merger and all other transactions contemplated hereby, will:

         (a) comply in all material respects with applicable provisions of the 1933 Act, the 1934 Act and the rules and regulations under such Acts; and

         (b) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which it is made, not misleading.

    3.7  No Broker's or Finder's Fees.  No agent, broker,
         ----------------------------
investment banker, person or firm acting on behalf or under authority of Patapsco or any of the Patapsco Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Company Merger or any other transaction contemplated hereby, except Patapsco has engaged Trident Securities, Inc., an investment banking firm, to provide financial advisory services to Patapsco.

    3.8  Litigation and Other Proceedings.  Except for matters
         --------------------------------
which would not have a material adverse effect on the business, financial condition or results of operations of Patapsco and the Patapsco Subsidiaries taken as a whole, neither Patapsco nor any Patapsco Subsidiary is a defendant in, nor is any of its property subject to, any pending, or, to the knowledge of Patapsco, threatened, claim, action, suit, investigation, or proceeding, or subject to any judicial order, judgment or decree.

    3.9  Compliance With Law.
         -------------------

         (a) Patapsco and the Patapsco Subsidiaries are in compliance in all material respects with all laws and regulations applicable to their respective business or operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that noncompliance would not have a material adverse effect on the business, financial condition or results of operations of Patapsco and the Patapsco Subsidiaries, taken as a whole, and neither Patapsco nor any Patapsco Subsidiary has received notice from any federal, state or local government or governmental agency of any material violation of, and does not know of any material violations of, any of the above.

         (b) Patapsco and each of its Subsidiaries have all material permits, licenses, certificates of authority, orders and approvals of, and have made all material filings, applications and registrations with, all federal, state and local governmental or regulatory bodies that are required in order to permit them to carry on their respective business as they are presently conducted, except to the extent that failure to have any such permit, license, certificate of authority, order or approval, or failure to make any filing, applications or registration would not have a material adverse effect on the business, financial condition or results of operations of Patapsco and the Patapsco Subsidiaries, taken as a whole.

    3.10 Corporate Actions. The Boards of Directors of Patapsco, including two-thirds of the "Continuing Directors" (as that term is defined in the Articles of Incorporation of Patapsco) at a meeting of directors at which a "Continuing Director Quorum" (as that term is defined in the Articles of Incorporation of Patapsco) was present, the Bank and New Sub have duly authorized their respective officers to execute and deliver this Agreement and to take all action necessary to consummate the Company Merger and the other transactions contemplated hereby. All corporate authorizations by the Board of Directors of Patapsco, the Bank and New Sub required for the consummation of the Company Merger have been obtained. The shareholders of Patapsco are not required to approve either the Company Merger or the other transactions contemplated hereby in accordance with Maryland corporate law. In its capacity as sole shareholder of New Sub, the Bank will have approved the Company Merger prior to the Closing.

    3.11 Authority.  The execution, delivery and, subject to
         ---------
receipt of the Governmental Approvals (as defined in Section 5.11(c)), performance of this Agreement by Patapsco, the Bank and New Sub and the Bank Merger by Bank does not violate or conflict with any of the provisions of, or constitute a breach or default under or give any person the right to terminate, cancel or accelerate payment or performance under or result in the creation of any Encumbrance upon any property or asset of Patapsco, the Bank or New Sub pursuant to (i) the articles of incorporation or bylaws of Patapsco, the Bank or New Sub or the articles of incorporation or bylaws of any other Patapsco Subsidiary, (ii) any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which Patapsco or any of the Patapsco Subsidiaries is subject, except where the non-compliance or violation of which would not have a material adverse effect on the business, financial condition or results of operations of Patapsco and the Patapsco Subsidiaries taken as a whole, (iii) any material Contract to which Patapsco or any of the Patapsco Subsidiaries is a party or is subject to or by which any of their properties or assets is bound, except where the breach or default would not have a material adverse effect on the business, financial condition or results of operations of Patapsco and the Patapsco Subsidiaries taken as a whole, or (iv) any note, bond, mortgage, indenture, license agreement or other instrument or obligation the effect of which would have a material adverse effect on the financial condition, business or results of operations of Patapsco and the Patapsco Subsidiaries, taken as a whole. The parties acknowledge that the consummation of the Company Merger and the other transactions contemplated hereby is subject to various regulatory approvals. Patapsco, New Sub and the Bank have all requisite corporate power and authority to enter into this Agreement and to perform their obligations hereunder. Other than the receipt of Governmental Approvals, the adoption by Patapsco of Articles Supplementary and the filing thereof with and acceptance thereof by the Department and the acceptance by the Department of the Articles of Merger, no consents or approvals are required on behalf of Patapsco or any Patapsco Subsidiary in connection with the consummation of the transactions contemplated by this Agreement or the Company Merger. This Agreement constitutes the valid and binding obligation of Patapsco, New Sub and the Bank, as applicable, and is enforceable in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or creditors' rights generally and general principles of equity.

    3.12 Information Furnished.  No statement contained in any
         ---------------------
schedule, certificate or other document furnished (whether prior to or subsequent to the date of this Agreement) or to be furnished in writing by or on behalf of Patapsco, Bank or NewSub to Company pursuant to this Agreement contains or will contain any untrue statement of a material fact or any material omission. No information material to the Company Merger and which is necessary to make the representations and warranties not misleading, to the knowledge of Patapsco, has been withheld from the Company.

    3.13 Agreements and Instruments.  As of the date of this
         --------------------------
Agreement, there are no agreements, directives, orders or similar arrangements between or involving Patapsco or any Patapsco Subsidiary and any state or federal bank regulatory authority.

    3.14 Tax Matters.  Patapsco and each of the Patapsco
         -----------
Subsidiaries have duly and properly filed all federal, state, local and other tax returns required to be filed by them and have made timely payments of all taxes due and payable, whether disputed or not; the current status of audits of such returns by the Internal Revenue Service ("IRS") and other applicable agencies is as set forth in Section 3.14 of Schedule II; and there is no agreement by Patapsco or any Patapsco Subsidiary for the extension of time or for the assessment or payment of any taxes payable. Neither the IRS nor any other taxing authority is now asserting or, to the knowledge of Patapsco, threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith), nor is Patapsco aware of any basis for any such assertion or claim. Patapsco and each of the Patapsco Subsidiaries have complied in all material respects with applicable IRS backup withholding requirements and have filed all appropriate information reporting returns for all tax years for which the statute of limitations has not closed. Patapsco and each Patapsco Subsidiary have complied in all material respects with all applicable state law sales and use tax collection and reporting requirements.

    3.15 Year 2000.   Patapsco's and the Bank's computer
         ---------
hardware and software systems used for the storage and processing of data (as used in this Section 3.15, "Systems") are Millennium Compliant as required by all FFIEC Year 2000 compliance guidelines; (b) to Patapsco's knowledge, none of Patapsco's or any Patapsco Subsidiary's Systems, operations or business functions will be materially adversely affected by the failure of any third party with whom Patapsco or the Bank has consistent dealings to be Millennium Compliant; and (c) Patapsco and the Bank have taken all necessary and appropriate action to address and remedy any known deficiencies in Patapsco's and the Bank's Systems from becoming Millennium Compliant. As used herein "Millennium Compliant" shall mean the ability of Patapsco's and the Bank's Systems to provide the following functions, without human intervention, individually and in combination with other products or systems: (i) consistently handle data information after January 1, 2000, including but not limited to accepting data input, providing data output and performing calculations on dates or portions of dates; (ii) function accurately and without interruption after January 1, 2000 (including leap year computations), without any change in operations associated with the advent of a new century; (iii) respond to two-digit input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (iv) store and provide output of date information in ways that are unambiguous as to century.

    3.16 Community Reinvestment Act.  The Bank's rating pursuant
         --------------------------
to its most recent examination by federal regulatory authorities pursuant to the provisions of the Community Reinvestment Act was a "satisfactory" or better. Neither Patapsco nor the Bank has received any comment letters relating to its Community Reinvestment Act Statement or is otherwise aware of any adverse reaction to such statement.

    3.17 Funding.  The Bank shall have no later than one day
         -------
prior to the Effective Time sufficient cash on hand to fund the aggregate Merger Consideration payable hereunder.

    3.18 Delays.  Patapsco is not aware of any matter that could
         ------
cause a delay in receiving the Governmental Approvals required to consummate the Company Merger and the other transactions contemplated by this Agreement, including without limitation, non-compliance with the Truth in Lending Act, capital compliance, or any provisions of the Community Reinvestment Act.

    3.19 Property and Assets.  There has been no material
         -------------------
physical loss, damage or destruction, whether or not covered by insurance, affecting the real properties of Patapsco and the Patapsco Subsidiaries since June 30, 1999, except such loss, damage or destruction which does not have a material adverse effect on Patapsco and the Patapsco Subsidiaries, taken as a whole.

    3.20 Insurance.  Neither Patapsco nor any Patapsco
         ---------
Subsidiary is in default with respect to any such policy which default would have a material adverse effect on the business, financial condition or results of operations of Patapsco and the Patapsco Subsidiaries taken as a whole. Except as set forth in
Section 3.20 of Schedule II, the Insurance Policies will not in any way be affected by, or terminated or lapsed solely by reason of, the transactions contemplated by this Agreement. Neither Patapsco nor any Patapsco Subsidiary has been refused any insurance with respect to any material properties, assets or operations, nor has any coverage been limited or terminated by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

    3.21  Labor Relations and Employment Arrangements.  Neither
          -------------------------------------------
Patapsco nor any Patapsco Subsidiary is a party to or bound by any collective bargaining agreement. Patapsco and each Patapsco Subsidiary enjoy good working relationships with their employees and there are no labor disputes pending, or to the knowledge of the President of Patapsco or the Bank threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of Patapsco and the Bank, taken as a whole.

    3.22 Tax Matters.  Adequate provision for any federal, state
         -----------
or local taxes due or to become due for Patapsco or any of the Patapsco Subsidiaries for any period or periods through and including June 30, 1999, has been made and is reflected on the June 30, 1999 audited Patapsco consolidated financial statements and has been or will be made in accordance with generally accepted accounting principles with respect to periods ending after June 30, 1999.

                      ARTICLE IV
                       COVENANTS

    4.1  Investigations; Access and Copies.  Between the date
         ---------------------------------
of this Agreement and the Effective Time, each party agrees on behalf of itself and its subsidiaries to give the other party and its respective representatives and agents full access (to the extent permitted by applicable law) to all of the premises, books, records and employees of it and its subsidiaries at all reasonable times during normal business hours and upon prior notice, and to furnish and cause its subsidiaries to furnish to the other party and its respective agents or representatives access to and true and complete copies of any financial and operating data, all documents with respect to matters to which reference is made in Article II or Article III, as the case may be, of this Agreement or on any list, schedule or certificate delivered or to be delivered in connection herewith, and such other documents, records, or information with respect to the business and properties of it and its subsidiaries as the other party or its respective agents or representative shall from time to time reasonably request; provided, however, that any such inspection (a) shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the entity inspected and (b) shall not affect any of the representations and warranties hereunder. Each party will also give prompt written notice to the other party of any event or development (x) which, had it existed or been known on the date of this Agreement, would have been required to be disclosed under this Agreement, (y) which would cause any of its representations and warranties contained herein to be inaccurate or otherwise materially misleading, or (z) which materially relate to the satisfaction of the conditions set forth in
Article V of this Agreement.

    4.2  Conduct of Business of the Company and the Company
         --------------------------------------------------
Subsidiaries.  Between the date of this Agreement and the
------------
earlier of the Effective Time or the date this Agreement is terminated in accordance with its terms, the Company and Savings agree:

         (a) That the Company and the Company Subsidiaries shall conduct their business only in the ordinary course, and maintain their books and records in accordance with past practices and not to take any action that would materially (i) adversely affect the ability to obtain the Governmental Approvals or (ii) adversely affect the Company's ability to perform its obligations under this Agreement;

         (b) That the Company shall not, without the prior written consent of Patapsco: (i) declare, set aside or pay any dividend or make any other distribution with respect to Company's capital stock, except for the declaration and payment of regular semi-annual cash dividends of $0.10 per share in accordance with past practice, provided that the Company shall not declare or pay any dividend following the date on which all Governmental Approvals, other than the expiration of the 15-day waiting period required under the regulations of the DOJ, shall have been obtained; (ii) reacquire any of Company's outstanding shares of capital stock; (iii) issue or sell or buy any shares of capital stock of the Company or any Company Subsidiary; (iv) effect any stock split, stock dividend or other reclassification of Company's Common Stock; or (v) grant any options or issue any warrants exercisable for or securities convertible or exchangeable into capital stock of Company or any Company Subsidiary or grant any stock appreciation or other rights with respect to shares of capital stock of Company or of any Company Subsidiary;

         (c) Except as contemplated by this Agreement, as required by law or as described in Schedule I, that Company and the Company Subsidiaries shall not, without the prior written consent of Patapsco: (i) sell or dispose of any significant assets of the Company or of any Company Subsidiary other than in the ordinary course of business consistent with past practices;
(ii) merge or consolidate the Company or any Company Subsidiary with or otherwise acquire any other entity, or file any applications or make any contract with respect to branching by Savings (whether de novo, purchase, sale or relocation, including the proposed new Harford County branch office previously under consideration) or acquire or construct, or enter into any agreement to acquire or construct, any interest in real property (other than with respect to security interests in properties securing loans and properties acquired in settlement of loans in the ordinary course) or improvements to real property except as provided in this Agreement; (iii) change the articles of incorporation, charter documents or other governing instruments of the Company or any Company Subsidiary, except as provided in this Agreement; (iv) grant to any executive officer, director or employee of the Company or any Company Subsidiary any increase in annual compensation, any award under any Employee Plan or Benefit Arrangement or any bonus type payment except increases in compensation, bonus or benefits in the ordinary course of business to non-officer employees; (v) adopt any new or amend (except for any amendments required by law) or terminate any existing Employee Plans or Benefit Arrangements of any type except as contemplated herein and in compliance with applicable law or make any payment or contribution to any Employee Plans or Benefit Arrangements except for the Employee Plans or Benefit Arrangements set forth in Section 2.13 of Schedule I; (vi) authorize severance pay or other benefits for any officer, director or employee of Company or any Company Subsidiary; (vii) incur any material indebtedness or obligation or enter into or extend or amend any material agreement or lease, which cannot be canceled upon one month notice or which involves annual payments in excess of $5,000, except that Savings may obtain FHLB advances for the purposes of maintaining liquidity or funding loan demand, with such advances not to exceed an aggregate outstanding amount of $1.0 million at any given time; (viii) engage in any lending activities other than in the ordinary course of business consistent with past practices; (ix) form any new subsidiary or cause or permit a material change in the activities presently conducted by any Company Subsidiary or make additional investments in subsidiaries; (x) purchase any investments or debt securities, except that Company and the Company Subsidiaries may purchase federal funds or make overnight deposits with the Federal Home Loan Bank of Atlanta and may purchase securities pursuant to any contractual obligation in existence as of the date of this Agreement, all of which contractual obligations are set forth in Section 4.2(c) of
Schedule I hereto; (xi) purchase any equity securities other than Federal Home Loan Bank stock; (xii) make any investment which would cause Savings not to be a qualified thrift lender under Section 10(m) of the HOLA, or not to be a "domestic building and loan association" as defined in
Section 7701(a)(19) of the Code; (xiii) make any loan, except that Company or a Company Subsidiary may, without the prior written consent of Patapsco, in the ordinary course consistent with past practices, make (A) single-family residential mortgage loans and construction loans with principal balances of no more than $252,700, (B) any other loans secured by real estate with principal balances of no more than $50,000, except that Savings may without the prior written consent of Patapsco purchase a participation interest a loan to be secured by a property located at 14002-5 Beaver Dam Road, or (C) any unsecured loans of no more than $25,000; (xiv) authorize capital expenditures other than in the ordinary course of business or in excess of $5,000 in the aggregate; or (xv) adopt or implement any change in its accounting principles, practices or methods other than as may be required by generally accepted accounting principles or by a regulatory authority or adopt or implement any change in its methods of accounting for Federal income tax purposes. The limitations contained in this Section 4.2(c) shall also be deemed to constitute limitations as to the making of any commitment with respect to any of the matters set forth in this Section 4.2(c). Notwithstanding the foregoing, Savings may engage in any of the foregoing activities exclusively with the Bank.

         (d) From and after the date of this Agreement, the Company and Savings, on the one hand, and Patapsco and the Bank, on the other hand, shall in good faith coordinate policies with respect to their respective investment securities portfolios.

    4.3  No Solicitation.  From the date of this Agreement until
         ---------------
the Effective Time or the termination of this Agreement pursuant to its terms, whichever occurs earlier, the Company agrees that it will not authorize, and will not authorize any of its Subsidiaries, or any of its or their officers, directors, employees, agents or other representatives ("Representatives") to, directly or indirectly, (A) initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information), any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, a Takeover Proposal, or (B) enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Takeover Proposal, or (C) agree to, approve, recommend, or endorse any Takeover Proposal, or authorize or permit any of its or their Subsidiaries or Representatives to take any such action; provided, however, that nothing contained in this Agreement shall prohibit the Company Board of Directors from (i) furnishing information to, or engaging in discussions or negotiations with, any person in response to an unsolicited bona fide written Takeover Proposal,
(ii) recommending such an unsolicited bona fide written Takeover Proposal to the stockholders of the Company or (iii) entering into any agreement or letter of intent with any person with respect to a Takeover Proposal, if and only to the extent in each case that (a) the Company Board of Directors concludes in good faith (after consultation with its financial advisors) that such Takeover Proposal would constitute a Superior Proposal, and
(b) immediately (but not less than one day) after furnishing such information to, or entering into discussions or negotiations with, such person, the Company provides prompt written notice to Patapsco to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person (which notice shall identify the nature and material terms of the proposal). The Company agrees that it will immediately cease and cause to be terminated any activities, discussions, or negotiations with any parties regarding any Takeover Proposal existing as of the date of this Agreement. The Company agrees to keep Patapsco fully and timely informed of the status of any inquiries, proposals, discussions, negotiations, furnishing of non-public information, or other activities relating to a Takeover Proposal. As used in this Agreement with respect to the Company, (i) "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger or other business combination involving the Company or any Company Subsidiary or for the acquisition of a twenty-five percent (25%) or greater equity interest in Company or any Company Subsidiary, or for the purchase, lease or other acquisition of a substantial portion of the assets of Company or any Company Subsidiary (other than loans or securities sold in the ordinary course), and (ii) "Superior Proposal" means a bona fide Takeover Proposal made by a third party that the Company Board of Directors determines in its good faith judgment to be more favorable to the Company's stockholders than the Company Merger (based on the written advice of the Company's independent financial advisor) and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Company Board of Directors (following consultation with the Company's independent financial advisor), is reasonably capable of being obtained by such third person.

    4.4  Shareholder Approvals.  The Company shall call the
         ---------------------
meeting of its shareholders to be held for the purpose of voting upon the Company Merger and related matters, as referred to in
Section 1.8 hereof, as soon as practicable, but in no event later than sixty (60) days after the Registration Statement has been declared effective by the SEC. In connection with such meeting, the Company's Board of Directors shall recommend approval of the Company Merger, except as the fiduciary duties of the Company's Board of Directors may otherwise require. The Company shall use its best efforts to solicit from its shareholders proxies in favor of approval and to take all other action necessary or helpful to secure a vote of the holders of the shares of Company Common Stock in favor of the Company Merger, except as the fiduciary duties of the Board of Directors may otherwise require. Notwithstanding the foregoing, the Company's Board of Directors need take no action pursuant to this Section 4.4 where prior to taking such action, the Company shall have entered into a written agreement or a binding letter of intent to engage in a Takeover Proposal that would constitute a Superior Proposal.

    4.5  Filing of Applications for the Governmental Approvals.
         -----------------------------------------------------
Patapsco shall use its best efforts to promptly prepare, submit and file as soon as practicable after the date hereof all applications necessary to receive the Governmental Approvals in connection with the transactions contemplated by this Agreement.

    4.6  Consents.  Company and Savings will use their best
         --------
efforts to obtain the consent or approval of each person whose consent or approval shall be required in order to permit Company or Savings, as the case may be, to consummate the Company Merger and the Bank Merger.

    4.7  Publicity.  Between the date of this Agreement and the
         ---------
Effective Time, neither Patapsco, Company or any of their subsidiaries shall, without the prior approval of the other, issue or make, or authorize any of its directors, employees, officers or agents to issue or make, any press release, disclosure or statement to the press or any third party with respect to the Company Merger or the transactions contemplated hereto, except as required by law, provided, however, each party shall provide the other with a copy of any such release prior to issuance, if permitted by law. The parties shall cooperate when issuing or making any press release, disclosure or statement with respect to Company Merger or the transactions contemplated hereby, except as required by law.

    4.8  Cooperation Generally.  Between the date of this
         ---------------------
Agreement and the Effective Time, Patapsco, Company and their subsidiaries shall use their best efforts, and take all actions necessary or appropriate, to consummate the Company Merger and the other transactions contemplated by this Agreement at the earliest practicable date. Except as contemplated by this Agreement, as required by applicable law or as the fiduciary duties of the Board of Directors of the applicable entity may otherwise require, Patapsco, the Bank and New Sub, on one hand, and the Company and Savings, on the other hand, agree not to knowingly take any action that would (i) adversely effect their respective ability to obtain the Governmental Approvals or (ii) adversely affect their respective ability to perform their obligations under this Agreement. Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to any governmental entity in respect of the transactions contemplated hereby. If, at any time after the Effective Time, the Surviving Corporation or Bank shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation or Bank its right, title or interest in, to or under any of the rights, properties or assets of Company or Savings or otherwise carry out the purposes of this Agreement, Company and Savings and each of their respective officers and directors shall be deemed to have granted to the Surviving Corporation and Bank an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in the Surviving Corporation or Bank and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation and Bank are authorized in the name of Company, Savings or otherwise to take any and all such action.

    4.9  Additional Financial Statements and Reports.  As soon
         -------------------------------------------
as reasonably practicable after they become publicly available, each party shall furnish to the other its statement of financial condition and related statements of operations, cash flows and stockholders' equity for all periods prior to the Closing. Such financial statements will be prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition, results of operations and cash flows of the party (subject, in the case of unaudited financial statements, to (a) normal year-end audit adjustments, (b) any other adjustments described therein and (c) the absence of notes which, if presented, would not differ materially from those included in its most recent audited consolidated balance sheet), and all of such financial statements will be prepared in conformity with the requirements of Form 10-QSB or Form 10-KSB, as the case may be, under the 1934 Act. Each party shall also furnish to the other within two days after the meeting at which they are distributed to that party's directors, such internal monthly financial statements as are furnished to the directors and executive officers of that party.

    4.10 Reserved.

    4.11 D&O Indemnification and Insurance.   (a)     For a
         ---------------------------------
period of six (6) years following the Effective Time, each of Patapsco and Bank shall indemnify, defend and hold harmless each present and former director and officer of the Company and each Company Subsidiary (each, an "Indemnitee") from and against, and pay or reimburse the Indemnitee for, costs, judgments, fines, losses, obligations, claims, damages, liabilities or expenses (including interest, penalties, out-of-pocket expenses and reasonable attorneys' fees incurred in the investigation or defense of any of the same or in asserting any of their rights under this Section 4.11(a) (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (each a "Claim and collectively the "Claims") arising out of, resulting from, or pertaining to matters existing or occurring at or prior to the Effective Time (including, but not limited to, the transactions contemplated by this Agreement), regardless of whether such Claim is asserted before, at or after the Effective Time, in accordance with and subject to the requirements and other provisions of the Articles of Incorporation and Bylaws of Patapsco and Bank in effect on the date of this Agreement and applicable provisions of law to the same extent as Patapsco is obligated thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service for Patapsco and Bank. To the extent a Claim is asserted before the Effective Time, Patapsco and the Bank shall have no obligations under this Section 4.11(a) unless appropriate notice was given to the Company's or the Company's Subsidiaries director's and officer's liability insurer as required by the insurance policy prior to the Effective Time.

    (b) Patapsco shall cause the persons serving as officers or directors of the Company immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided that Patapsco may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Patapsco be required to expend more than $10,000 to maintain or procure insurance coverage for such three-year period pursuant hereto.

    (c)  Any Indemnitee wishing to claim indemnification under
Section 4.11(a), upon learning of any Claim shall promptly notify Patapsco and the Bank thereof; provided that the failure to so notify shall not affect the obligations of Patapsco or the Bank under Section 4.11(a) unless and to the extent that such failure materially prejudices Patapsco or the Bank. In the event of any such Claim (whether arising before or after the Effective Time) (i) Patapsco shall have the right to assume the defense thereof, with counsel selected by Patapsco and reasonably acceptable to the Indemnitee, and Patapsco shall not be liable to such Indemnitee for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, except that if Patapsco elects not to assume such defense or counsel for the Indemnitee advises that there are issues which raise conflicts of interest between Patapsco and the Indemnitee, the Indemnitee may retain counsel satisfactory to him, and Patapsco shall pay all reasonable fees and expenses of such counsel for the Indemnitee promptly as statements therefor are received, provided, however, that Patapsco shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnitees in any jurisdiction unless the use of one counsel for such Indemnitees would present such counsel with a conflict of interest, (ii) the Indemnitee will cooperate in the defense of any such matter and (iii) Patapsco shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and unappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law. Patapsco shall not, in the defense of any claim or litigation, except with the consent of the Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), consent to entry of judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnitee or that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability with respect to such claim or litigation.

    (d) This Section 4.11 shall be construed as an agreement as to which the directors and officers of Company and Savings referred to herein are intended to be third party beneficiaries and shall be enforceable by such persons and their heirs and representatives.

    4.12 Update Disclosure.  (a)  From and after the date hereof
         -----------------
until the Effective Time, the Company shall promptly, but not less frequently than monthly, update Schedule I hereto by notice to Patapsco to reflect any matters which have occurred from and after the date hereof which, if existing on the date hereof, would have been required to be described therein and/or which, in the case of all such updates other than the last such update prior to the Effective Time, reflect a material change from the information provided in Schedule I as of the date hereof; provided, however, that no such update shall affect the conditions to the obligation of Company and Savings to consummate the transactions contemplated hereby, and any and all changes reflected in any such update shall be considered in determining whether such conditions have been satisfied.

    (b) From and after the date hereof until the Effective Time, Patapsco shall promptly, but not less frequently than monthly, update Schedule II hereto by notice to Company to reflect any matters which have occurred from and after the date hereof which, if existing on the date hereof, would have been required to be described therein and/or which, in the case of all such updates other than the last such update prior to the Effective Time, reflect a material change from the information provided in Schedule II as of the date hereof; provided, however, that no such update shall affect the conditions to the obligation of Patapsco and Bank to consummate the transactions contemplated hereby, and any and all changes reflected in any such update shall be considered in determining whether such conditions have been satisfied.

    4.13 Company's Employee Plans and Benefit Arrangements.
         -------------------------------------------------

         (a) Between the date of this Agreement and the Effective Time, neither the Company nor any Company Subsidiary will make any contribution, or undertake any obligation to contribute any amount to any Employee Plan or Benefit
Arrangement other than as set forth in Section 2.13 of Schedule
I to this Agreement or as otherwise contemplated by this Agreement or required under the terms of the plan or arrangement.

         (b) On or before 15 days after execution hereof, the Company will provide Patapsco with true and complete copies of the following documents where applicable to any Employee Plan or Benefit Arrangement: (i) each plan document or agreement, and any amendments thereto, and related trust agreements, insurance contracts and policies, annuity contracts, and any other funding arrangement; (ii) the most recent summary plan description and summary of material modifications; (iii) for the three most recent plan years, Form 5500 Annual Return/Report and all actuarial and financial reports and appraisals prepared in connection with such reports; (iv) the most recent determination letter received from the Internal Revenue Service ("IRS"), plus any open requests and all other rulings received from the IRS, Department of Labor or Pension Benefit Guaranty Corporation; and
(v) with respect to any action taken within the current and three preceding plan years, a certified copy of all Board of Directors resolutions.

         (c) Except as otherwise provided in this Section, if Patapsco so requests, the Company and any Company Subsidiary shall develop a plan and timetable for terminating each Employee Plan and Benefit Arrangement as of the date of Closing or the immediately preceding day and, with the advance written consent of Patapsco, which consent shall not be unreasonably withheld, shall proceed with the implementation of said termination plan and timetable. The Company shall be solely responsible for all costs, expenses, and other obligations whatsoever arising out of or resulting from termination of any Employee Plan or Benefit Arrangement. Neither the Company nor any Company Subsidiary nor any trust in their direct or indirect control will establish any new benefit plan or arrangement for directors, officers, or employees, or amend or commit to distribute any assets from any Employee Plan or Benefit Arrangement without Patapsco's prior written approval, except that the Company or a Company Subsidiary may make such distribution as may be required under the terms of any existing Employee Plan or Benefit Arrangement in connection with the retirement or other termination of an employee and except as contemplated by this Agreement or as described in Schedule I.

         (d) With respect to any benefit plan that provides for vesting of benefits, there shall be no discretionary acceleration of vesting, provided that vesting shall accelerate as of the Effective Time in accordance with the terms of any Employee Plan or Benefit Arrangement that provides for an automatic acceleration of vesting upon a change in control transaction such as the one contemplated hereby.

         (e) As of the Effective Time, Patapsco and the Bank agree that the employment of and the Employment Agreement between G. Ronald Jobson and Savings (as disclosed in Section
2.12 of Schedule I to this Agreement) shall be terminated by Savings. In connection with such termination, Mr. Jobson shall be entitled to receive payment as contemplated in Section 12 of such Employment Agreement, subject to the limitations set forth therein to be paid by Savings, with such payment to be made immediately prior to the Effective Time.

         (f)(i) Company and Savings are authorized to commence termination of the Company ESOP and to file as soon as possible an Application for Determination with the IRS regarding tax qualification upon termination. No additional contribution shall be made to the Company ESOP by Patapsco, Bank, Company or Savings except as necessary to make the minimum required payment under the current exempt loan (the "Loan") between Company and the Company ESOP or as otherwise required by law, provided, however, that all such contributions shall only be made if deductible by Company and Savings under Section 404 of the Code and the allocations of such contributions shall otherwise be in compliance with Section 415 of the Code. All shares of Company Common Stock held by the Trustee of the Company ESOP at the Effective Time shall be exchanged by the Trustee for the Merger Consideration in accordance with this Agreement, and the cash proceeds paid to the Company ESOP with respect to the unallocated shares of Company Common Stock owned by the Company ESOP shall be applied against the Loan. To the extent that such cash proceeds together with other cash owned by the Company ESOP are insufficient to retire the Loan, the Trustee for the Company ESOP shall dispose of shares held in the suspense account of the Company ESOP for the purpose of retiring the Loan. Any shares and other assets remaining in the suspense account following repayment of the Loan in full including interest will be available for allocation and distribution as promptly as possible to participants (as defined in the Company ESOP) in accordance with the provisions of the Company ESOP and applicable law. It is the intent of the parties that the Company ESOP be terminated and distributions made concurrently with the Closing to the extent possible but not prior to the receipt of a favorable determination of the ESOP's qualification from the IRS.

         (ii) In the event that the allocation of assets remaining in the suspense account following repayment of the Loan in full is subject to the limits on annual additions pursuant to Section 415 of the Code, then Patapsco will make all reasonable efforts, to the extent permissible under applicable provisions of the Code and related Treasury Regulations, to continue the Company ESOP trust through the last day of the Company ESOP plan year following the Company ESOP plan year during which the Effective Time occurs, solely for the benefit of those individuals who are participants in the Company ESOP immediately before the Effective Time, and to allocate such remaining assets to Company ESOP participants in accordance with the terms of the Company ESOP to the full extent permissible under Section 415 of the Code between the Effective Time and the last day of the Company ESOP plan year following the Company ESOP plan year during which the Effective Time occurs. In the event that all assets held by the Company ESOP trust are allocated prior to the last day of the Company ESOP plan year during which the Effective Time occurs, the Company ESOP trust will be immediately terminated and participants' accounts will be distributed as soon as practicable thereafter.

         (iii) The provisions in paragraph 4.13(f)(i) and 4.13(f)(ii) are expressly subject to (x) Savings and the Company making all necessary amendments to the Company ESOP for an IRS determination that the ESOP is tax-qualified and which amendments are in effect at the Effective Time; (y) such amendments include, without limitation, the amendment of Section
17.3 of the Company ESOP to eliminate the provisions of such section that could require Company, Savings, Patapsco, Bank or any affiliate thereof to make any payment to Company ESOP participants in the event that Code section 415 or a participant's employment status limits allocations to participant accounts under the Company ESOP and any other amendments necessary to make all provisions of the Plan consistent with this Agreement; and (z) all amendments are satisfactory to Patapsco.

         (g) Neither the Company nor any Company Subsidiary will approve or implement the Stock Option Plan or Management Recognition Plan currently under consideration, or any similar plan providing for grants of options to acquire Company Common Stock or awards of Company Stock, whether restricted or otherwise. In lieu thereof, immediately prior to the transactions contemplated by Section 7.3 hereof, Savings will credit the sum of $150,000 under Savings' Deferred Compensation Plan, with such sum to be allocated equally among the participants in such plan. Such sum shall not earn any investment return.

         (h) Within 60 days of the date of this Agreement, Company and Savings shall develop a written description and timetable for the termination of Savings' 401(k) plan, which description and timetable will be provided to and subject to the approval of Patapsco's counsel, which approval shall not be unreasonably withheld. Such description and timetable shall provide that Savings' 401(k) plan shall be terminated no later than the day prior to the Effective Time. Following the Effective Time, Patapsco shall file an application with the Internal Revenue Service for an advance determination as to whether Savings' 401(k) plan meets the qualification requirements of Section 401 of the Code with respect to such plan's termination. No distribution shall be made from Savings' 401(k) Plan prior to the receipt of a favorable determination on such plan's qualification from the IRS.

         (i) Prior to the Effective Time, the Company and Patapsco shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of cash and/or Preferred Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act. The Company agrees to promptly furnish Patapsco with all requisite information necessary for Provident to take the actions contemplated by this
Section 4.13(i).

    4.14 Payments.  No later than thirty (30) days following the
         --------
date of this Agreement, the Company shall furnish Patapsco for its review (i) a computation of the amounts expected to be payable under the employment agreement disclosed in Section 2.12 of Schedule I as a result of the Company Merger, and (ii) a schedule reasonably satisfactory to Patapsco demonstrating that no

"disqualified individual" within the meaning of Section 280G of the Code will be receiving payments in contravention of the representation set forth in the second sentence to Section 2.12 herein.

    4.15 Environmental Reports.  The Company shall undertake
         ---------------------
within 15 days of the date hereof to order, and shall use its best efforts to receive (from a qualified environmental consultant engaged by the Company or Savings and reasonably satisfactory to Patapsco) within 40 days (subject to extension with the consent of Patapsco) after ordering a Phase I Environmental Risk Report (as contemplated in OTS Thrift Bulletin #16) ("Report") on (i) all commercial real estate owned by, (ii) all offices and premises used as facilities as of the date hereof by, and (iii) all properties which serve as security for any commercial real estate loan having a principal balance as of the date hereof of $500,000 or more of, the Company or Savings. In the event that Patapsco believes in good faith that such Reports indicate a reasonable likelihood there will be material costs associated with bringing any such property or properties into material compliance with applicable environmental laws, Patapsco shall, within 15 days of its receipt of such Reports, provide Company with written notice to that effect. Failure of Patapsco to provide such written notice with respect to a property within such 15 days period shall constitute waiver of its right to terminate this Agreement pursuant to Section 5.4(f) herein with respect to such property only. The Company shall thereafter undertake to order (from a qualified environmental consultant engaged by the Company or Savings and reasonably satisfactory to Patapsco) a Phase II Environmental Risk Report (as contemplated in OTS Thrift Bulletin #16) on any property as directed by Patapsco. Patapsco and the Bank agree that they shall pay fifty (50) percent of the expenses incurred with respect to procuring the Phase I Reports and Patapsco will pay all of the expenses incurred with respect to procuring the Phase II Reports. Patapsco and the Bank agree to keep confidential the contents and results of these Phase I and Phase II Environmental Risk Reports.

    4.16 Conduct of Business of Patapsco and the Patapsco
         ------------------------------------------------
Subsidiaries.  Between the date of this Agreement and the
------------
earlier of the Effective Time or the date this Agreement is terminated in accordance with its terms, Patapsco and the Bank agree that Patapsco and the Patapsco Subsidiaries shall not take any action that would (i) materially adversely affect the ability to obtain the Governmental Approvals or (ii) materially adversely affect Patapsco's ability to perform its obligations under this Agreement.

    4.17 Resale Letter Agreements.  After execution of this
         ------------------------
Agreement, Company shall use its best efforts to cause to be delivered to Patapsco from each person who may be deemed to be an "affiliate" of Company within the meaning of Rule 145 under the 1933 Act, a written letter agreement regarding restrictions on resale of the shares of Preferred Stock received by such persons in the Company Merger to ensure compliance with applicable resale restrictions imposed under the federal securities laws.

    4.18 Employee Benefit Schedules.  Within 15 days following
         --------------------------
the date of this Agreement, the Company shall prepare and furnish to Patapsco a schedule that sets forth, as of the date of this

Agreement (i) the actuarial present value, determined and prepared in accordance with GAAP (based, where applicable, on the same actuarial assumptions as those previously used for funding purposes, other than turnover assumptions, and computed on the basis of a terminated plan), of any accrued benefits or other obligations under a defined benefit pension plan not listed elsewhere in this schedule, including without limitation, premiums and contributions for which the Company or any Company Subsidiary is or may be directly or indirectly liable to present or former employees, officers, directors, and their beneficiaries, (ii) the net fair market value of the assets held in any fund, policy, or other arrangement as of April 30, 2000, and (iii) the amount of any contribution or other obligation paid, accrued, or payable, or reasonably expected to be payable, between the date of this Agreement and the Closing, including but not limited to contributions by Company or Savings to Company's Employee Stock Ownership Plan (the "Company ESOP") to repay its loan in accordance with the ESOP loan documents, subject to applicable tax law limitations.

    4.19 Articles Supplementary.  Prior to the Closing,
         ----------------------
Patapsco's Board of Directors shall have approved the Articles
Supplementary in all material respects in the form attached hereto as Exhibit A.

    4.20 Conduct of Business of Patapsco and the Patapsco
         ------------------------------------------------
Subsidiaries.  Between the date of this Agreement and the
------------
earlier of the Effective Time or the date this Agreement is terminated in accordance with its terms, Patapsco and the Bank agree not to take any action that would materially (i) adversely affect the ability to obtain the Governmental Approvals or (ii) adversely affect Patapsco's ability to perform its obligations under this Agreement;


                       ARTICLE V
CONDITIONS TO THE COMPANY MERGER; TERMINATION OF AGREEMENT

    5.1  General Conditions.  The obligations of Patapsco, the
         ------------------
Bank and New Sub and the Company and Savings to effect the Company Merger and the Bank Merger shall be subject to the following conditions:

         (a)  Stockholder Approval.  The holders of the
              --------------------
outstanding shares of Company Common Stock shall have approved this Agreement and the Company Merger as specified in Section
1.8 hereof and as otherwise required by applicable law and the Company's Articles of Incorporation.

         (b)  No Proceedings.  No order, decree or injunction
              --------------
shall have been entered and remain in force restraining or prohibiting the Company Merger, the Liquidation or the Bank Merger in any legal, administrative, arbitration, investigatory or other proceedings (collectively, "Proceedings").

         (c)  Government Approvals.  To the extent required by
              --------------------
applicable law or regulation, all approvals of or filings with any governmental authority (collectively, "Governmental Approvals"), including without limitation those of the OTS, the FDIC, FRB, the Commissioner, the Federal Trade Commission, DOJ, the SEC, and any state securities or Blue Sky authorities, as applicable, shall have been obtained or made and any waiting periods shall have expired in connection with the consummation of the Company Merger, the Liquidation and the Bank Merger. All other statutory or regulatory requirements for the valid consummation of the Company Merger, the Liquidation and the Bank Merger and related transactions shall have been satisfied.

         (d)  Registration Statement.  The Registration
              ----------------------
Statement shall have been declared effective and shall not be subject to a stop order of the SEC and, if the offer and sale of the Preferred Stock in the Company Merger pursuant to this Agreement is subject to the Blue Sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

    5.2  Conditions to Obligations of Patapsco, Bank and New
         ---------------------------------------------------
Sub.  The obligations of Patapsco, Bank and New Sub to effect
---
the Company Merger, the Liquidation, the Bank Merger and the transactions contemplated herein shall be subject to the following additional conditions to the extent not waived:

         (a)  Required Consents.  In addition to Governmental
              -----------------
Approvals, Company and Savings shall have obtained all necessary third party consents or approvals in connection with the Company Merger, the Liquidation and the Bank Merger, the absence of which would materially and adversely affect Company and the Company Subsidiaries, taken as a whole.

         (b)  No Material Adverse Change.  Between the date of
              --------------------------
this Agreement and the date of Closing, there shall not have occurred any material adverse change in the financial condition, business, results of operations or assets of Company and the Company Subsidiaries, taken as a whole. For purposes of this
Section 5.2(b), the term "material adverse change" or "material adverse effect" or words of similar import, shall not include the impact of: (i) changes, after the date hereof, in laws of general applicability or interpretations thereof by courts or governmental authorities; (ii) changes, after the date hereof, in generally accepted accounting principles or regulatory principles generally applicable to the banking and thrift industries; (iii) actions or omissions by a party hereto (or any of its subsidiaries), after the date hereof, taken or failed to be taken with the prior informed written consent of the other party, or at the express written request of the other party, in contemplation of the transaction contemplated hereby; or (iv) the Company Merger and compliance with the provisions of this Agreement on the operating performance of the parties. No payments made or expenses incurred in accordance with Section
4.13 herein shall be deemed to constitute a material adverse change under this Section 5.2(b).

         (c)  Representations and Warranties to be True;
              ------------------------------------------
Fulfillment of Covenants and Conditions.  The representations
---------------------------------------
and warranties of the Company and Savings shall be true in all material respects at the Effective Time with the same effect as though made at the Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Company and Savings shall have performed all obligations and complied with each covenant, in all material respects, and all conditions under this Agreement on their parts to be performed or complied with at or prior to the Effective Time; and Company shall have delivered to Patapsco a certificate, dated the Effective Time and signed by its chief executive officer and chief financial officer, to such effect.

         (d)  No Litigation.  Neither the Company nor any
              -------------
Company Subsidiary shall be a party to any pending litigation, reasonably probable of being determined adversely to the Company or any Company Subsidiary, which would have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole.

         (e)  Governmental Approval.  All Governmental
              ---------------------
Approvals required hereunder to consummate the transactions contemplated hereby shall have been obtained without the imposition of any conditions which Patapsco, the Bank and New Sub reasonably and in good faith determine to be unduly burdensome upon the conduct of the business of Patapsco, the Bank or New Sub and, in the reasonable judgment of Patapsco, substantially diminish the benefits expected to be received by Patapsco from the transactions contemplated hereby.

         (f)  Environmental Reports.  Patapsco shall have
              ---------------------
received, to its reasonable satisfaction, any Phase II
Environmental Reports as is contemplated in Section 4.15 herein subject to Patapsco's rights under Section 5.4(g) herein.

         (g)  Objecting Shares.  No greater than 5% of the
              ----------------
outstanding shares of Company Common Stock entitled to vote at the meeting of Company's shareholders, excluding shares owned by Patapsco, as is contemplated in Section 1.9 herein shall have delivered the written notice of intent to demand payment pursuant to Title 3 Subtitle 2 of the MGCL and shall have voted against the Company Merger at the Shareholders' Meeting.

         (h)  Tax Opinion.  Patapsco and the Company shall have
              -----------
received an opinion of Patapsco's tax counsel or tax accountants substantially to the effect that (i) Patapsco, New Sub and the Company will not recognize any gain or loss upon the acquisition of the Company Common Stock in the Company Merger, (ii) the Company will not recognize any gain or loss upon its distribution of all its assets to, and the assumption of all its liabilities by, Patapsco in the Liquidation; (iii) Patapsco will not recognize any gain or loss upon receipt of all the assets and assumption of all the liabilities of the Company in the Liquidation; and (iv) Patapsco, the Bank and Savings will not recognize any gain or loss as a result of the Bank Merger.

         (i)  Resignation of Directors and Officers.  Each of
              -------------------------------------
the persons serving as a director or officer of Company and Savings or any subsidiary of either shall, at the Closing, submit his/her written resignation, effective as of the Effective Time.

         (j)  Legal and Financial Advisory Fees.  The legal
              ---------------------------------
fees and fees to the advisor or advisors referred to in Section
2.7 of Schedule I payable or paid in connection with the Company Merger and the transactions contemplated by this Agreement shall not have exceeded $125,000 in the aggregate.

         (k)  Affiliates Letters.  Patapsco shall have received
              ------------------
the letter agreements from all affiliates of the Company as contemplated in Section 4.17 herein.

    5.3  Conditions to Obligations of Company and Savings.  The
         ------------------------------------------------
obligations of Company and Savings to effect the Company Merger and the transactions contemplated herein shall be subject to the following additional conditions to the extent not waived.

         (a)  Representations and Warranties to be True;
              -----------------------------------------
Fulfillment of Covenants and Conditions.  The representations
---------------------------------------
and warranties of Patapsco and the Bank shall be true in all material respects at the Effective Time with the same effect as though made at the Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Patapsco, the Bank and New Sub shall have performed all obligations and complied with each covenant, in all material respects, and all conditions under this Agreement on their parts to be performed or complied with at or prior to the Effective Time; and Patapsco shall have delivered to Company a certificate, dated the Effective Time and signed by its chief executive officer and chief financial officer, to such effect.

         (b)  Receipt of Merger Consideration.  The Exchange
              -------------------------------
Agent in its fiduciary capacity shall have certified receipt of the aggregate Merger Consideration for all shares of Company Common Stock to be acquired hereunder, and a certificate to that effect shall have been delivered to the Company.

         (c)  Required Consents.  In addition to Governmental
              -----------------
Approvals, Patapsco, the Bank and New Sub shall have obtained all necessary third party consents or approvals in connection with the Company Merger, the absence of which would materially and adversely affect Patapsco and the Patapsco Subsidiaries, taken as a whole.

         (d) Patapsco shall have reserved for issuance the number of shares of Preferred Stock issuable pursuant to the terms of this Agreement and the number of shares of Patapsco common stock into which such shares of Preferred Stock may be converted pursuant to the Articles Supplementary governing such Preferred Stock.

         (e) The average of the highest bid and lowest asked price for the Patapsco common stock during the 30 trading days ending five business days before the Closing shall exceed $15.00 per share.

         (f)  No Material Adverse Change.  Between the date of
              --------------------------
this Agreement and the date of Closing, there shall not have occurred any material adverse change in the financial condition, business, results of operations or assets of Patapsco and the Patapsco Subsidiaries, taken as a whole. For purposes of this Section 5.3(f), the term "material adverse change" or "material adverse effect" or words of similar import, shall not include the impact of: (i) changes, after the date hereof, in laws of general applicability or interpretations thereof by courts or governmental authorities; (ii) changes, after the date hereof, in generally accepted accounting principles or regulatory principles generally applicable to the banking and thrift industries; (iii) actions or omissions by a party hereto (or any of its subsidiaries), after the date hereof, taken or failed to be taken with the prior informed written consent of the other party, or at the express written request of the other party, in contemplation of the transaction contemplated hereby; or (iv) the Company Merger and compliance with the provisions of this Agreement on the operating performance of the parties.

         (g)  No Litigation.  Neither Patapsco nor any Patapsco
              -------------
Subsidiary shall be a party to any pending litigation, reasonably probable of being determined adversely to Patapsco or any Patapsco Subsidiary, which would have a material adverse effect on the business, financial condition or results of operations of Patapsco and the Patapsco Subsidiaries, taken as a whole.

    5.4  Termination of Agreement and Abandonment of Company
         ---------------------------------------------------
Merger.  This Agreement and the Company Merger and the Bank
------
Merger may be terminated at any time before the Effective Time, whether before or after approval thereof by shareholders of the Company, as provided below:

         (a)  Mutual Consent.  By mutual consent of the
              --------------
parties, evidenced by their written agreement.

         (b)  Reserved.

         (c)  Conditions to Patapsco Performance Not Met.  By
              ------------------------------------------
Patapsco upon delivery of written notice of termination to Company if any event occurs which renders impossible the satisfaction in any material respect one or more of the conditions to the obligations of Patapsco, the Bank and New Sub to effect the Company Merger or the Bank Merger set forth in Sections 5.1 and 5.2 and noncompliance is not waived by Patapsco, provided, however, that such notice shall include a statement of the grounds thereof and the Company and Savings shall have thirty (30) days thereafter to cure the event or conditions cited in such notice (to the extent curable) and if the Company or Savings cures the events or conditions giving the rise to such grounds to the reasonable satisfaction of Patapsco, Patapsco shall not have any right to terminate this Agreement based upon such specified events or conditions, and provided, however, that the right to terminate under this Section 5.4(c) shall not be available to Patapsco where Patapsco's, Bank's or New Sub's failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

         (d)  Conditions to Company Performance Not Met.  By
              -----------------------------------------
the Company upon delivery of written notice of termination to Patapsco if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Company and Savings to effect the Company Merger set forth in Sections 5.1 and 5.3 and noncompliance is not waived by Company, provided, however, that such notice shall include a statement of the grounds thereof and Patapsco, the Bank, and New Sub shall have thirty (30) days thereafter to cure the events or conditions cited in such notice (to the extent curable) and if Patapsco, the Bank, or New Sub cures the events or conditions giving the rise to such grounds to the reasonable satisfaction of the Company, the Company shall not have any right to terminate this Agreement based upon such specified events or conditions, and provided, however, that the right to terminate under this Section 5.4(d) shall not be available to the Company where the Company's or Savings' failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

         (e)  Other Agreements.  By Company in connection with
              ----------------
entering into a definitive agreement or letter of intent with any person with respect to a Takeover Proposal in accordance with Section 4.3 herein, provided it has complied with all provisions thereof, in which case Patapsco shall be entitled to the fee specified in Section 6.2(b) hereof.

         (f) Patapsco Board. At any time prior to the Effective Time, by Patapsco, if (i) the Company Board of Directors withdraws or modifies its recommendation of this Agreement or the Company Merger in a manner materially adverse to Patapsco or shall have resolved or publicly announced or disclosed to any third party its intention to do any of the foregoing or the Company Board of Directors shall have recommended to the stockholders of the Company any Takeover Proposal or resolved to do so; (ii) a tender offer or exchange offer for 10 percent or more of the outstanding shares of Company Common Stock is commenced or a registration statement with respect thereto shall have been filed and the Company Board of Directors, within 10 days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender or exchange offer by its stockholders or takes no position with respect to the acceptance of such tender or exchange offer by its stockholders; or (iii) the Company enters into a definitive agreement or letter of intent with respect to a Takeover Proposal.

         (g)  Environmental Reports.  By Patapsco at any time
              ---------------------
within 10 days of receipt of the last Phase II Report to be delivered as contemplated in Section 4.16 herein if the costs to bring the properties (either singularly or together with other properties) which are the subject of such Phase II Reports into material compliance with applicable environmental laws is projected by the environmental consultant to exceed $50,000.

                      ARTICLE VI
    TERMINATION OF OBLIGATIONS; PAYMENT OF EXPENSES

    6.1  Termination; Lack of Survival of Representations and
         ----------------------------------------------------
Warranties.  In the event of the termination and abandonment of
----------
this Agreement pursuant to Section 5.4 of this Agreement, this Agreement shall become void and have no effect and no party shall have any further liability to the other party except as otherwise expressly provided herein and except that (i) the provisions of this Section 6.1, and Sections 2.7 and 3.6 (Brokers and Finders), 4.7 (Publicity), 6.2 (Expenses) and 8.2 (Confidentiality) of this Agreement shall survive any such termination and abandonment, and (ii) in the event this Agreement is terminated pursuant to Sections 5.4 (c) or (d) and the nonterminating party has willfully and materially breached this Agreement, the terminating party shall be entitled to receive as liquidated damages the sum of $250,000 payable within 30 days of the effective date of termination. The parties agree that such amount is not a penalty and is a reasonable estimate of the damages that would be sustained by the terminating party, as it would be difficult to determine the extent of damages at the time of termination. Nothing contained herein shall limit or alter the rights of Patapsco to receive the $500,000 amount (less $250,000 if such amount is already paid to Patapsco pursuant to this Section 6.1) contemplated in Section 6.2(b) herein if it is later determined that such amount is owed to Patapsco.

    The representations, warranties and agreements of the parties set forth in this Agreement shall not survive the Effective Time, and shall be terminated and extinguished at the Effective Time, and from and after the Effective Time none of the parties hereto shall have any liability to the other on account of any breach or failure of any of those representations, warranties and agreement; provided, however, that the foregoing clause shall not (i) apply to agreements of the parties which by their terms are intended to be performed after the Effective Time, and (ii) shall not relieve any person for liability for fraud, deception or intentional misrepresentation.

    6.2  Payment of Expenses.
         -------------------

         (a)  Except as set forth in Section 6.1 and Section
6.2(b) herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

         (b) In order to induce Patapsco, the Bank and New Sub to enter into this Agreement and as a means of compensating Patapsco, the Bank and New Sub for the substantial direct and indirect monetary and other costs incurred and to be incurred in connection with this Agreement and the transactions contemplated hereby, the Company and Savings agree that if this Agreement is terminated for any reason, and prior to or within 24 months from the date of termination a Termination Event, as defined in paragraph (c) of this Section 6.2, shall have occurred, the Company or Savings will upon demand pay to Patapsco or the Bank in immediately available funds $500,000 (less $250,000 if such amount has previously been paid pursuant to Section 6.1 herein).

         (c) For purposes of this Agreement, a Termination Event shall mean the entering into by Company and Savings of a written definitive agreement or binding letter of intent with a third party with respect to a Takeover Proposal or any third-party person or entity shall have acquired 25% or more of the Company's outstanding Common Stock.


                      ARTICLE VII
            CERTAIN POST-MERGER AGREEMENTS

    7.1  Employees. (i)  Patapsco and the Bank shall on and
         ---------
after the Effective Time, subject to the exercise of their business judgment in their sole discretion, use reasonable efforts to continue the employment of the employees of Company and Savings as of the Effective Time at comparable positions and at comparable compensation levels as employed prior to the Effective Time. Except as set forth in paragraphs (ii), (iii) and (iv) of this Section 7.1, employees of the Company or Savings who become employees of Patapsco or the Bank after the Effective Time (the "Continuing Employees") shall be eligible to participate in all benefit plans sponsored by Patapsco or the Bank to the same extent as other similarly situated Patapsco or Bank employees, and for purposes of participation, vesting and accrual of benefits, service with the Company or Savings shall be treated under any benefit plan (other than the plans referred to in paragraph (iv) of this Section 7.1) sponsored by Patapsco or the Bank as service with Patapsco or the Bank.

         (ii) Following the Effective Time, Patapsco and Bank shall maintain Company's and Savings' existing health plan for the benefit of the Continuing Employees through December 31, 2000. Thereafter, Company's and Savings' health plan shall be discontinued, and the Continuing Employees shall participate in the health plan sponsored by Patapsco and Bank to the same extent as other similarly situated Patapsco and Bank employee, provided however, that if Company's and Savings' health plan does not permit coverage for the Continuing Employees following the Effective Time then the Continuing Employees shall participate in the health plan sponsored by Patapsco and Bank to the same extent as other similarly situated Patapsco and Bank employees immediately following the Effective Time.

         (iii) Following the Effective Time, with respect to the Continuing Employees, for the calendar year ending December 31, 2000, Patapsco and Bank shall continue in effect Company's and Savings policies with respect to vacation days and sick leave. Beginning on January 1, 2000, the Continuing Employees shall become subject to Patapsco's and Bank's policies regarding vacation days and sick leave, with service with the Company or Savings being treated as service with Patapsco or the Bank, and the Continuing Employees shall not be entitled to carry over following December 31, 2000 any unused vacation time or sick leave.

         (iv) The Continuing Employees shall be eligible to participate in Patapsco's Employee Stock Ownership Plan
("Patapsco ESOP") no later than July 1, 2002, with service with the Company or Savings being treated as service with Patapsco or the Bank.

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
    7.2  Directors. As of the Effective Time, Gary R. Bozel and
         ---------
J. Thomas Hoffman shall become Directors of Patapsco and the Bank. In addition, as of the Effective Time, David G. Rittenhouse shall be named as a honorary director to the Bank to advise and assist the Bank with respect to the communities served by Savings.

    7.3  Deferred Compensation Plan.  As of the Effective Time,
         --------------------------
Savings and Patapsco will take the appropriate actions to merge Savings' Deferred Compensation Plan into Patapsco's Deferred Compensation Plan with the effect being that Savings' Deferred Compensation Plan as of the date of such merger will cease to exist and all "Benefits" as that term is defined in Savings' Deferred Compensation Plan allocable to the participants of Savings' Deferred Compensation Plan shall become benefits under Patapsco's Deferred Compensation Plan, subject to the following terms and conditions:

    1.   Benefits allocable to G. Ronald Jobson, William R.
         Rush and E. Thomas Lawrence, Jr. will not be merged into Patapsco's Deferred Compensation Plan and instead, Benefits payable to such individuals will be paid immediately prior to the Effective Time.

    2. Prior to the assumption by Patapsco of the Benefits allocable to the participants of Savings' Deferred Compensation Plan, other than the participants described in (1) above, each such participant will execute a deferral compensation agreement in a form reasonably satisfactory to Patapsco and the participant.

    3. Benefits allocated to Savings' Deferred Compensation Plan as a result of the transactions contemplated by
         Section 4.13(g) hereof shall not be merged into Patapsco's Deferred Compensation Plan and instead, Benefits payable to plan participants as a result of such transactions will be paid immediately prior to the Effective Time.

    4. Immediately prior to the Effective Time, Savings' Deferred Compensation Plan will be amended to provide that, with respect to appreciation or depreciation of Benefits credited to the accounts of participants in Savings' Deferred Compensation Plan, the return on the Company's Common Stock shall be calculated as if the Common Stock had a value as of such date of $18.50.

    5. Savings will direct the trustee of the grantor trust associated with Savings' Deferred Compensation Plan to utilize the trust assets to satisfy all obligations to participants who are entitled to payments immediately prior to the Effective Time to the extent of trust assets.

    6. Company and Savings and Patapsco agree to use their best efforts to take such actions as may be necessary to effect the foregoing actions and to obtain the consents of the individuals affected thereby, including, but not limited to, making any necessary amendments to the applicable deferred compensation plans.

    7.4  Reports to the SEC.  Patapsco shall continue to file
         ------------------
all reports and data with the SEC necessary to permit each person who may be deemed to be an "affiliate" of Patapsco within the meaning of Rule 145 under the 1933 Act to sell the Preferred Stock received by them in connection with the Company Merger pursuant to Rules 144 or 145(d) under such Act if they would otherwise be entitled to sell the Preferred Stock under such rules.

    7.5  Appraisal of Preferred Stock.  Patapsco shall obtain
         ----------------------------
an appraisal, from a qualified and experienced appraiser, of the fair market value of the Preferred Stock as of the Effective Time and as of any such dates it is required pursuant to the regulations of the IRS under Section 4975 to offer to the participants in the Company ESOP a put option permitting them to put their shares of Preferred Stock received in connection with the termination of the Company ESOP as contemplated in Section 4.13(f) herein to Patapsco in exchange for the fair market value of such shares of Preferred Stock.


                     ARTICLE VIII
                        GENERAL

    8.1  Amendments.  Subject to applicable law, this Agreement
         ----------
may be amended, whether before or after any relevant approval of shareholders, by an agreement in writing executed in the same manner as this Agreement and authorized or ratified by the Boards of Directors of the parties hereto, provided that, after the adoption of the Agreement by the shareholders of the Company, no such amendment without further shareholder approval may reduce the amount or change the form of the consideration to be received by the Company shareholders in the Company Merger.

    8.2  Confidentiality.  All information disclosed hereafter
         ---------------
by any party to this Agreement to any other party to this Agreement, including, without limitation, any information obtained pursuant to Section 4.1 hereof, shall be kept confidential by such other party and shall not be used by such other party otherwise than as herein contemplated except to the extent that (i) it was known by such other party when received,
(ii) it is or hereafter becomes lawfully obtainable from other sources, (iii) it is necessary or appropriate to disclose to the OTS, the FDIC, the FRB, the Commissioner or any other regulatory authority having jurisdiction over the parties or their subsidiaries or as may otherwise be required by law, or (iv) to the extent such duty as to confidentiality is waived by the other party. In the event of the termination of this Agreement, each party shall use all reasonable efforts to return upon request to the other parties all documents (and reproductions thereof) received from such other parties (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this Section 8.2.

    8.3  Governing Law.  This Agreement and the legal relations
         -------------
between the parties shall be governed by and construed in accordance with the laws of the State of Maryland without taking into account a provision regarding choice of law, except to the extent certain matters may be governed by federal law by reason of preemption.

    8.4  Notices.  Any notices or other communications required
         -------
or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid, addressed, if to Patapsco or Bank, to

               Patapsco Bancorp, Inc.
               1301 Merritt Boulevard
               Dundalk, Maryland  21222-2194
               Attention: Joseph J. Bouffard, President

         with a copy to:

               Stradley Ronon Housley Kantarian & Bronstein, LLP
               Suite 700
               1220 19th Street, N.W.
               Washington, DC  20036
               Attention:  Gary R. Bronstein, Esquire

         and if to Company or Savings, to

               Northfield Bancorp, Inc.
               8005 Harford Road
               Baltimore, Maryland  21234
               Attention: G. Ronald Jobson, President

         with a copy to:

               Ober Kaler Grimes & Shriver
               120 E. Baltimore Street
               Baltimore, Maryland  21202
               Attention:  Frank C. Bonaventure, Jr.

or such other address as shall be furnished in writing by any such party, and any such notice or communication shall be deemed to have been given two business days after the date of such mailing (except that the notice of change of address shall not be deemed to have been given until received by the addressee). Notices may also be sent by telegram, telex, facsimile transmission or hand delivery and in such event shall be deemed to have been given as of the date received.

    8.5  No Assignment.  Except as expressly provided in this
         -------------
Agreement, this Agreement may not be assigned by any of the parties hereto, by operation of law or otherwise, without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    8.6  Headings.  The description heading of the several
         --------
Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

    8.7  Counterparts.  This Agreement may be extended in one
         ------------
or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

    8.8  Construction and Interpretation.  Except as the context
         -------------------------------
otherwise requires, (a) all references herein to any state or federal regulatory agency shall also be deemed to refer to any predecessor or successor agency, and (b) all references to state and federal statutes or regulations shall also be deemed to refer to any successor statute or regulation.

    8.9  Entire Agreement.  This Agreement, together with the
         ----------------
schedules, lists, exhibits and certificates required to be delivered hereunder, and any amendment hereafter executed and delivered in accordance with Section 8.1, constitutes the entire agreement of the parties, and supersedes any prior written or oral agreement or understanding among any of the parties hereto pertaining to the Company Merger. This Agreement is not intended to confer upon any other persons any rights or remedies hereunder except as expressly set forth herein.

    8.10 Severability.  Whenever possible, each provision of
         ------------
this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.

    8.11 No Third Party Beneficiaries.  Nothing in this
         ----------------------------
Agreement shall entitle any person (other than the Company, Savings, Patapsco, the Bank or New Sub and their respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind, except as otherwise expressly provided herein, including the Indemnities described in Section 4.11 of this Agreement.

    8.12 Enforcement of Agreement.  The parties hereto agree
         ------------------------
that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    8.13 Extension; Waiver.  At any time prior to the Effective
         -----------------
Date, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extensions or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunder duly authorized, all as of the date set forth above.

PATAPSCO BANCORP, INC.            NORTHFIELD BANCORP, INC.


By:/s/ Thomas P. O'Neill          By:/s/ Gary R. Bozel
   ---------------------------       --------------------------
Name: Thomas P. O'Neill           Name: Gary R. Bozel
Title:  Chairman of the Board     Title:   Chairman of the Board



THE PATAPSCO BANK                 NORTHFIELD FEDERAL SAVINGS
                                  BANK


By:/s/ Thomas P. O'Neill          By:/s/ Gary R. Bozel
   -------------------------         ------------------------
Name:  Thomas P. O'Neill          Name:  Gary R. Bozel
Title: Chairman of the Board      Title: Chairman of the Board



PN FINANCIAL, INC.


By: /s/ Joseph J. Bouffard
    -------------------------
Name:  Joseph J. Bouffard
Title: President